SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MINDSPEED TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MINDSPEED TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 31, 2012

To our Stockholders:

Our 2012 annual meeting of stockholders will be held on January 31, 2012, beginning at 2:00 p.m. Pacific Time, at our headquarters, located at 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660. At the meeting, the holders of our outstanding common stock will act on the following matters:

1.	election of two directors, each for a term of three years;

2.	ratification of the appointment of our independent registered public accounting firm for fiscal year 2012; and

3.	approval of an amended and restated employee stock purchase plan, which would increase the number of authorized shares from 500,000 to 1,300,000.

All holders of record of shares of our common stock (NASDAQ: MSPD) at the close of business on December 5, 2011 are entitled to vote at the meeting and any postponements or adjournments of the meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. We encourage you to vote via the Internet or by telephone. If you received a printed set of proxy materials, you also have the option of voting by completing, signing, dating and returning the proxy card that accompanied such printed materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

We are mailing to most of our stockholders a notice of Internet availability of proxy materials instead of a paper copy of this proxy statement and our 2011 annual report to stockholders. The notice contains instructions on how to access those documents via the Internet. The notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2011 annual report to stockholders and a form of proxy card or voting instruction card, as applicable. All stockholders who do not receive a notice of Internet availability of proxy materials will receive a paper copy of the proxy materials by mail. We believe that this process minimizes the costs of printing and distributing our proxy materials and also provides other benefits.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 31, 2012. The proxy statement and our 2011 annual report to stockholders are available at http://investors.mindspeed.com/proxy.

IF YOU PLAN TO ATTEND:

Registration will begin at 1:00 p.m. Pacific Time. Each stockholder will need to bring a proxy card, voting instruction card or notice of Internet availability of proxy materials and valid picture identification, such as a driver’s license or passport, for admission to the meeting. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date (and, if such stockholders intend to vote at the meeting, a proxy from the broker). Cameras and recording devices will not be permitted at the meeting and all mobile phones must be silenced during the meeting. We realize that many mobile phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

By Order of the Board of Directors,

BRANDI R. STEEGE
Vice President, General Counsel and Secretary

December 21, 2011

Newport Beach, California

MINDSPEED TECHNOLOGIES, INC.

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660

PROXY STATEMENT

This proxy statement contains information related to our annual meeting of stockholders to be held on Tuesday, January 31, 2012, beginning at 2:00 p.m. Pacific Time, at our headquarters, located at 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660, and at any postponements or adjournments of the meeting. Your proxy for the meeting is being solicited by the board of directors. The proxy materials, which include this proxy statement, the proxy card and the 2011 annual report to stockholders, are first being made available to stockholders beginning on or about December 21, 2011.

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the proxy materials accessible via the Internet. Stockholders that received the notice of Internet availability of proxy materials have the ability to access the proxy materials at www.proxyvote.com or request that a printed set of the proxy materials be sent to them by following the instructions set forth on the notice of Internet availability of proxy materials.

Please visit www.proxyvote.com for details on how to instruct us to send future proxy materials to you electronically by e-mail or in printed form by mail. You may also visit www.mindspeed.com to instruct us to send future proxy materials to you electronically by e-mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the proxy materials you need in a timelier manner and will save us the cost of printing and mailing documents to you.

ABOUT THE MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the meeting notice provided with this proxy statement, including: (i) the election of directors; (ii) ratification of the appointment of our independent registered public accounting firm; and (iii) the approval of an amended and restated employee stock purchase plan. In addition, management will report on the performance of our company and respond to questions from stockholders.

Who can attend the meeting?

Subject to space availability, all stockholders as of the close of business on December 5, 2011, the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 1:00 p.m. Pacific Time. If you plan to attend the meeting, please note that you will need to bring your proxy card, voting instruction card or notice of Internet availability of proxy materials and valid picture identification, such as a driver’s license or passport. Cameras and recording devices will not be permitted at the meeting and all mobile phones must be silenced during the meeting. We realize that many mobile phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date for the meeting are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. There were 34,865,486 shares of our common stock outstanding on the record date.

What are the voting rights of the holders of the company’s common stock?

Each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered at the meeting.

What is a quorum?

A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the annual meeting, the presence, in person or by proxy, of the holders of at least 17,432,744 shares, which is a simple majority of the 34,865,486 shares outstanding as of the record date, will be considered a quorum allowing votes to be taken and counted for the matters before our stockholders.

If you are a registered stockholder, you must deliver your vote via the Internet or by telephone or mail or attend the annual meeting in person and vote in order to be counted in the determination of a quorum. If you are a “street name” stockholder, your broker will vote your shares pursuant to your instructions, and such shares will count in the determination of a quorum. If you do not vote via the Internet, by telephone or proxy card, or provide any instructions to your broker, your shares will still count for purposes of attaining a quorum and your broker may vote your shares in its discretion on proposal 2. If you are a member of a retirement savings plan or other similar plan, the trustee or administrator of the plan will vote according to your directions and the rules of the plan, which may result in your shares being counted in the determination of a quorum even if you do not provide voting directions.

How do I vote?

You may submit your vote via the Internet, by telephone or in person at the annual meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxies will vote according to your instructions; however, if you are a registered stockholder and you return an executed proxy card without specific instructions on how to vote, the proxies will vote “FOR” the election of Messrs. Decker and Halim in proposal 1; “FOR” the ratification of our company’s independent registered public accounting firm in proposal 2; and “FOR” the approval of an amended and restated employee stock purchase plan in proposal 3.

If you are a “street name” stockholder and you do not return instructions on how to vote, your shares will not be voted on proposals 1 or 3. The voting of shares held by “street name” stockholders is further discussed below under the caption “About the Meeting and Voting — What vote is required to approve each proposal? — Street Name Shares and Broker Non-Votes.” Additionally, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker’s proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

If you are a member of a retirement or savings plan or other similar plan, you may submit your vote via the Internet or by telephone. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.

Can I vote via the Internet or by telephone?

You may submit your vote via the Internet or by telephone by following the instructions contained in the notice of Internet availability of proxy materials. If you received a printed set of proxy materials, you may submit your vote via the Internet or by telephone by following the instructions contained on the proxy card that accompanied the printed materials.

If you are a registered stockholder or you hold your shares in “street name,” the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on January 30, 2012. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 11:59 p.m. Eastern Time on January 27, 2012.

Can I change or revoke my vote?

Subject to the deadlines set forth in the paragraph above, you may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone.

If you are a registered stockholder, you may revoke your vote at any time before the proxy is exercised by filing with our secretary a written notice of revocation. At the meeting, you may revoke or change your vote by submitting a proxy to the inspector of elections or voting by ballot. Your attendance at the meeting will not by itself revoke your vote.

If your shares are held in “street name” or you are a member of a retirement or savings plan or other similar plan, please contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

What are the board’s recommendations?

The board recommends that you vote:

•	for election of the nominated slated of directors (see proposal 1);

•	for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012 (see proposal 2); and

•	for approval of an amended and restated employee stock purchase plan, which would increase the number of authorized shares from 500,000 to 1,300,000 (see proposal 3).

What vote is required to approve each proposal?

Election of Directors

Directors are elected by a plurality of votes validly cast. This means that the two director nominees receiving the most votes cast at the meeting will be elected to serve for the next three years. Only votes cast “for” are counted in determining whether a plurality has been cast in favor of a director. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the vote on the election of directors.

All Other Proposals

For each other proposal to be approved, the number of affirmative votes validly cast in favor of the proposal must exceed the number of votes validly cast against the proposal. Abstentions and broker non-votes will have no effect on any of these proposals.

Street Name Shares and Broker Non-Votes

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some proposals. “Broker non-votes” are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote and has not received instructions on how to vote. If you do not give specific instructions, your broker or nominee may cast your vote in its discretion for proposal 2, the ratification of the appointment of our independent registered public accounting firm. If you do not give specific instructions on how to vote, your broker or nominee is not permitted to cast your vote in its discretion for proposal 1, election of the directors; and proposal 3, the approval of an amended and restated employee stock purchase plan. A “broker non-vote” is a vote not cast on a matter affirmatively or negatively and is also not counted for the purposes of determining a plurality, so it will have no effect on the outcome of any of the proposals; however, a “broker non-vote” will still be counted for purposes of attaining a quorum as it relates to proposal 2.

Why did I receive a notice of Internet availability of proxy materials instead of a full set of the proxy materials?

We are pleased to take advantage of the SEC rules that allow companies to furnish their proxy materials via the Internet. Accordingly, we sent to the majority of our stockholders a notice of Internet availability of proxy materials for this year’s annual meeting of stockholders. Other stockholders were instead sent paper copies of the proxy materials accessible via the Internet. Instructions on how to access the proxy materials via the Internet or to request a paper copy can be found in the notice of Internet availability of proxy materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by submitting a request to us at www.proxyvote.com. You may also visit www.mindspeed.com to instruct us to send future proxy materials to you electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a notice of Internet availability of proxy materials?

We are providing certain stockholders, including stockholders who have previously requested to receive paper copies of proxy materials, with paper copies of the proxy materials instead of, or in addition to, a notice of Internet availability of proxy materials. If you would like to assist us in reducing the cost of distributing our proxy materials in the future, you can consent to receiving future proxy materials and other stockholder communications electronically via e-mail or the Internet. To sign up for electronic delivery, please visit www.mindspeed.com to submit your request.

Can I vote my shares by filling out and returning the notice of Internet availability of proxy materials?

No. The notice of Internet availability of proxy materials does, however, provide instructions on how to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How many shares of the company’s common stock do the directors, executive officers and certain beneficial owners own?

To our knowledge, the following table sets forth information regarding the beneficial ownership of the 34,515,446 shares of our common stock outstanding on September 30, 2011, by each person who is known to us, based upon filings with the SEC or other information, to beneficially own more than 5% of our common stock, each of our directors, each executive officer named in the “Summary Compensation Table (2011)” below and all current directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

	Common Stock(1)
Name	Shares	Percent of Class
5% Stockholders
Federated Investors, Inc.(2) Federated Investors Tower Pittsburgh, PA 15222	2,982,000	8.64%
AQR Capital Management, LLC(3) Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	2,531,640	7.33
Artis Capital Management, L.P.(4) One Market Plaza, Steuart Street Tower, Suite 2700 San Francisco, CA 94105	2,083,626	6.04
BlackRock, Inc.(5) 40 East 52nd Street New York, NY 10022	1,826,729	5.29
Kopp Investment Advisors, LLC and affiliated persons(6) 8400 Normandale Lake Boulevard, Suite 1450 Bloomington, MN 55437	1,757,920	5.09
Conexant Systems, Inc.(7) 4000 MacArthur Boulevard, West Tower Newport Beach, CA 92660	6,109,113	15.04
Directors
Dwight W. Decker(8)	450,961	1.30
Raouf Y. Halim(8)	1,185,818	3.39
Robert J. Conrad(8)	7,000	*
Michael T. Hayashi(8)	41,600	*
Ming Louie(8)	49,000	*
Thomas A. Madden(8)	49,000	*
Jerre L. Stead(8)	63,541	*
Named Executive Officers
Kristen M. Schmidt(8)(9)	69,024	*
Thomas J. Medrek(8)	312,062	*
Gerald J. Hamilton(8)	216,698	*
Najabat H. Bajwa(8)	133,771	*
Bret W. Johnsen(10)	—	*
All directors and executive officers as of September 30, 2011 as a group (14 persons)(8)	2,802,409	8.07%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated, each person’s address is c/o Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660. If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of September 30, 2011, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate that stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)	This information is based on a Schedule 13G filed on February 10, 2010 by Federated Investors, Inc. The Schedule 13G was filed by Federated Investors because it is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., each of which acts as an investment advisor to registered investment companies and separate accounts that own shares of our common stock. Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. are wholly-owned subsidiaries of FII Holdings, Inc., which is a wholly-owned subsidiary of Federated Investors, Inc. All of Federated Investors’s outstanding voting stock is held in an irrevocable voting trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees. The trustees have collective voting control over Federated Investors. Federated Investors, the trust and each of the trustees expressly disclaim beneficial ownership of the reported shares.

(3)	Represents shares of our common stock issuable upon conversion of our convertible notes. This information is based on a Schedule 13G/A filed on February 11, 2011, by AQR Capital Management, LLC and AQR Absolute Return Master Account L.P. Each of AQR Capital Management and AQR Absolute Return Master Account shares voting and dispositive power over the reported shares.

(4)	This information is based on a Schedule 13G filed on February 14, 2011 by Artis Capital Management, L.P. Each of Artis Capital Management, L.P., Artis Capital Management, Inc. and Stuart L. Peterson shares voting and dispositive power over the reported shares.

(5)	This information is based on a Schedule 13G filed on February 7, 2011 by BlackRock, Inc. Blackrock has sole voting and dispositive power over the reported shares.

(6)	This information is based on a Schedule 13D filed on October 21, 2011 by Kopp Investment Advisors, LLC. Kopp Investment Advisors is the beneficial owner of 1,685,460 shares of our common stock held by Kopp Investment Advisors’ clients and held in discretionary accounts managed by Kopp Investment Advisors. Kopp Holding Company, LLC is the parent of Kopp Investment Advisors and indirect beneficial owner of the shares beneficially owned by Kopp Investment Advisors. LeRoy C. Kopp is deemed to beneficially own a total of 1,757,920 shares, including the shares indirectly beneficially owned by Kopp Holding Company (by virtue of his position as the control person of Kopp Holding Company), shares held in the Kopp Family Foundation, a 501(c)(3) corporation for which he serves as a director, and shares held in his wife’s individual retirement account. Kopp Investment Advisors, Kopp Holding Company and Mr. Kopp each are deemed to have shared voting power and shared dispositive power with respect to 1,685,460 and 1,147,920 shares of our common stock, respectively. Mr. Kopp has the sole power to dispose of 610,000 shares.

(7)	In connection with the spin-off of our company from Conexant in June 2003 and the distribution of our common stock by Conexant to its stockholders, we issued Conexant a warrant to purchase 6 million shares of our common stock at a price of $17.04 per share (subject to adjustment in certain circumstances), exercisable through June 27, 2013. The warrants may not be exercised to the extent that such exercise would result in the holder of the warrants owning at any one time more than 10% of our outstanding common stock. In accordance with the anti-dilution provisions of the warrant, the number of shares of our common stock subject to the warrant has been subsequently increased to 6,109,113, and the exercise price was decreased to $16.74 per share.

(8)	Includes shares that could be purchased by the exercise of options on September 30, 2011, or within 60 days thereafter, as follows: 132,870 for Mr. Decker; 423,182 for Mr. Halim; 2,000 for Mr. Conrad; 22,000 for Mr. Hayashi; 30,000 for Mr. Louie; 30,000 for Mr. Madden; 40,009 for Mr. Stead; 5,584 for Ms. Schmidt; 125,496 for Mr. Medrek; 63,360 for Mr. Hamilton; 19,794 for Mr. Bajwa; and 923,475 for all of the directors and executive officers as of September 30, 2011 as a group.

(9)	Ms. Schmidt served as our vice president, finance, and interim chief financial officer from May 2011 to October 2011.

(10)	Mr. Johnsen resigned as our senior vice president and chief financial officer effective in May 2011.

BOARD OF DIRECTORS

Election of Directors

How is the board made up?

Our certificate of incorporation provides for a board consisting of three classes of directors with overlapping three-year terms. One class of directors is elected each year with a term extending to the third succeeding annual meeting after election. Our board currently consists of two Class I directors, three Class II directors and two Class III directors.

How are vacancies filled?

Our certificate of incorporation provides that any newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office. Our bylaws permit any of our directors to resign at any time. Our guidelines on corporate governance provide that any director whose personal circumstances or job responsibilities change meaningfully should offer to not stand for reelection as a director.

Which directors are up for election?

Our Class III directors, Messrs. Decker and Halim, are up for election at the 2012 annual meeting to serve for a term expiring at the 2015 annual meeting.

What are their backgrounds and qualifications?

Mr. Decker, 61, has been a director of our company since January 2002 and non-executive chairman of the board since June 2003. Mr. Decker is the retired chairman of the board, member of the board and chief executive officer of Conexant Systems, Inc. (semiconductors — communications), having served as the chief executive officer from January 1999 to February 2004 and again from November 2004 to July 2007, as the chairman of the board from January 1999 to July 2008, and as a member of the board of directors from August 2008 to May 2010. Mr. Decker is also a member of the boards of directors of International Rectifier (semiconductors — analog), Newport Media, Inc. (semiconductors — broadcast media) and Pacific Mutual Holding Company (life insurance products). We believe Mr. Decker’s qualifications to serve on our board include his experience in the senior management of public semiconductor companies and on the boards of directors of public and private companies, including service as the chairman and chief executive officer and as the non-executive chairman of the board of two other public companies, his technical expertise and his experience in management of technology companies.

Mr. Halim, 51, has been a director of our company since January 2002 and our chief executive officer since June 2003. He was the senior vice president and chief executive officer of the Internet infrastructure business of Conexant from February 2002 to June 2003 and the senior vice president and general manager, network access division, of Conexant from January 1999 to February 2002. Mr. Halim currently serves as a trustee of the University of California, Irvine Foundation. We believe Mr. Halim’s qualifications to serve on our board include his many years of experience in the semiconductor industry, including eight years as our chief executive officer, and his technical expertise.

Who are the remaining directors?

Class I Directors — continuing directors with terms expiring at the 2013 annual meeting

Mr. Conrad, 51, has been a director of our company since August 2010. Mr. Conrad has been the senior vice president of strategy at Fairchild Semiconductor Corporation (semiconductors – power) since September 2011. He previously served as executive vice president and general manager of Fairchild’s mobile, computing, consumer and communications product group from December 2007 to September 2011, executive vice president and general manager of Fairchild’s analog products group from May 2006 to December 2007, and as the senior vice president and general manager of Fairchild’s analog products/integrated circuits group from September 2003 to May 2006. Prior to that, Mr. Conrad served as the chief executive officer, president and a member of the board of directors of Trebia Networks, Inc. (semiconductors — storage networking) from April 2001 to March 2003 and as director and then vice president of the digital signal processor division at Analog Devices, Inc. (semiconductors — analog) from April 1995 to March 2001. Mr. Conrad also served in a series of engineering and product management positions at Texas Instruments Incorporated (semiconductors) from September 1979 to March 1995. We believe Mr. Conrad’s qualifications to serve on our board include his more than 30 years of experience in the high-technology and semiconductor industries and, particularly, in the high-performance analog semiconductor market.

Mr. Stead, 68, has been a director of our company since June 2003. He has been the executive chairman of the board of IHS, Inc. (insight and information) since December 2000 and has been the chief executive officer of IHS since September 2006. Prior to that, he was the chairman of the board and chief executive officer of Ingram Micro from August 1996 to May 2000. Mr. Stead is a member of the board of directors of Brightpoint, Inc. (wireless industry supply chain solutions). He is also the chairman of the board of the Garrett Seminary on the Northwestern University campus. We believe Mr. Stead’s qualifications to serve on our board include his many years of experience as a corporate leader for information technology and communications companies, which result from his service on numerous boards of directors and as chief executive officer of Fortune 500 companies.

Class II Directors — continuing directors with terms expiring at the 2014 annual meeting

Mr. Hayashi, 55, has been a director of our company since August 2005. Mr. Hayashi has been the executive vice president, architecture, development and engineering, of Time Warner Cable, Inc. (cable television service provider) since January 2008. He had previously served as the senior vice president, advanced engineering and technologies, of Time Warner from May 2002 to January 2008, and as the vice president, advanced technologies, of Time Warner from July 1993 to May 2002. We believe Mr. Hayashi’s qualifications to serve on our board include his many years of experience in a service provider end market our products address.

Mr. Louie, 65, has been a director of our company since June 2003. Mr. Louie co-founded and has served as the managing director and a member of the board of directors of Mobile Radius, Inc. (mobile Internet data services) since March 2002. Mr. Louie served as the China president of the GSM Association (global trade association — wireless technology) from October 2003 to May 2005. He also has been the managing director of Dynasty Capital Services LLC (consulting) since January 2002. Mr. Louie served as the president, Qualcomm Greater China (wireless communications), from May 2000 to October 2001 and as the vice president, business development, of Globalstar Communications Limited (satellite telecommunications) from January 1989 to May 2000. Since December 2007, Mr. Louie has been a member of the board of directors of Pacific Online (Internet hosting services), a publicly-traded company listed on the Hong Kong Stock Exchange. We believe Mr. Louie’s qualifications to serve on our board include his more than 20 years of experience with global technology companies and, particularly, companies serving technology markets in China.

Mr. Madden, 58, has been a director of our company since June 2003. He was the executive vice president and chief financial officer of Ingram Micro, Inc. (computer technology services) from July 2001 through April 2005. He served as the senior vice president and chief financial officer of ArvinMeritor, Inc. (automotive components) from October 1997 to July 2001. He currently serves as a member of the boards of directors of FreightCar America, Inc. (manufacturing and rebuilding — railroad freight cars) and Intcomex, Inc. (computer part distribution). He previously served as a member of the board of directors of Champion Enterprises, Inc. (manufacturing — factory built houses) from March 2006 to March 2010. We believe Mr. Madden’s qualifications to serve on our board include his extensive financial expertise and skills, as well as the insights and experience he has gained as a member of the boards of directors and audit committees of three other public companies and as the chief financial officer of two other public companies.

Board Governance Matters

Who is the chairman of the board?

Mr. Decker has served as chairman of the board since June 2003.

What is the board’s leadership structure, and who serves as the presiding director?

We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. Our chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairman of the board provides guidance to our chief executive officer and sets the agenda for board meetings and presides over meetings of the full board. Mr. Decker, our chairman, has been determined to be “independent,” and has been appointed the chairman of our governance and board composition committee, as well as “presiding director” over all executive sessions of independent directors, as defined under the applicable rules of the SEC and NASDAQ. The board generally holds executive sessions four times per year.

How often did the board meet during fiscal year 2011?

The board met eight times during fiscal year 2011. Each director is expected to attend each meeting of the board and of those committees on which he serves. All of our directors attended at least 75% of all applicable board and committee meetings during fiscal year 2011. We usually schedule meetings of the board on the same day as our annual meetings, and when this schedule is followed, it is the policy of the board that directors are expected to attend our annual meetings. All directors attended the annual meeting of stockholders in April 2011, other than Mr. Stead, who was unable to attend.

How does the board determine which directors are considered independent?

Each year prior to the annual meeting, the board reviews and determines the independence of its directors. During this review, the board considers transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates. The board measures these transactions and relationships against the independence requirements of the SEC and The NASDAQ Stock Market, LLC. As a result of this review, the board affirmatively determined that the following continuing directors are “independent” in accordance with the applicable rules of the SEC and NASDAQ: Messrs. Decker, Conrad, Hayashi, Louie, Madden and Stead.

What is the role of the primary board committees?

The board has standing audit, governance and board composition and compensation and management development committees. The table below provides membership information for fiscal year 2011 and meeting information for each of the committees during fiscal year 2011.

Name	Audit	Governance and Board Composition	Compensation and Management Development
Dwight W. Decker		Chair
Robert J. Conrad		X	X
Michael T. Hayashi	X	X	X
Ming Louie	X	X
Thomas A. Madden	Chair	X
Jerre L. Stead		X	Chair
Number of meetings during fiscal year 2011	10	4	8

Audit Committee

The audit committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, assists the board in overseeing our accounting and financial reporting processes and audits of our financial statements. It is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firms we engage. It reviews the independent registered public accounting firm’s audit of the financial statements and its report thereof; our system of internal control over financial reporting and management’s evaluation and the independent registered public accounting firm’s audit thereof; the independent registered public accounting firm’s annual management letter; various other accounting and auditing matters; and the independence of the registered public accounting firm. The committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accounting firm, other than as may be allowed by applicable law.

The audit committee also reviews and approves the appointment or change of our internal auditor. The committee reviews and approves any proposed related party transactions (unless such transactions are approved by another independent body of the board). It has established procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting and auditing matters. The committee meets with management to review any issues related to matters within the scope of its duties. The committee has the power to conduct or authorize investigations into any matter within its scope of responsibilities and may engage independent legal, accounting and other advisers as it determines necessary.

The charter of the committee is available on our website at www.mindspeed.com. The board has determined that all of the members of the audit committee are “independent” in accordance with Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, the applicable rules of NASDAQ and our board membership criteria. The audit committee also meets the audit committee composition requirements of NASDAQ. The board has determined that Mr. Madden, the chairman of the audit committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise within the meaning of the applicable rules of NASDAQ. Mr. Madden’s experience is discussed above under the caption “Board of Directors — Election of Directors — Who are the remaining directors?”

Governance and Board Composition Committee

The governance committee reviews with the board, on an annual basis or more frequently as needed, our guidelines on corporate governance and the board’s committee structure and membership. The committee annually establishes a framework for the evaluation of our chief executive officer. The committee recommends nominees for election at each annual meeting and nominees to fill any board vacancies. The committee recommended to the board Messrs. Decker and Halim for re-election at the 2012 annual meeting. When needed, the committee leads the search for qualified director candidates by defining the experiential background and qualifications for individual director searches and may engage third-party search firms to source potential candidates and coordinate the logistics of each search. The committee also has the power to engage outside advisors and counsel to assist the committee.

The committee prepares, not less frequently than every three years, and submits to the board, for adoption by the board, a list of selection criteria to be used by the committee. The committee will consider director candidates recommended by our stockholders pursuant to our procedures described below under the caption “Other Matters — Stockholder Proposals.” The selection criteria for director candidates include the following:

•

Each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and reputation for working constructively with others.

•	Each director should have sufficient time available to devote to the affairs of our company in order to carry out the responsibilities of a director.

•

Each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director. This excludes from consideration officers of companies in direct or substantial competition with our company and major or potential major customers, suppliers or contractors.

In considering whether to recommend any candidate for inclusion in the board’s slate of recommended director nominees, including candidates recommended by stockholders, the committee’s policy is to apply certain criteria, including the candidate’s character and integrity, diversity, age, financial literacy, international background, experience, commitment, specialized expertise, independence, conflicts of interest and the ability to act in the best interests of our stockholders. The committee seeks nominees with a diversity of experience and backgrounds. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The committee assesses the diversity of the board’s composition annually.

The committee’s charter is available on our website at www.mindpseed.com. The board has determined that all of the members of the committee are “independent” in accordance with applicable rules of NASDAQ and our board membership criteria.

Compensation and Management Development Committee

The compensation committee recommends to the board compensation and benefits for non-employee directors; reviews and approves, on an annual basis, the corporate goals and objectives with respect to compensation of our chief executive officer pursuant to the framework developed by the governance committee; determines salaries for all executive officers and reviews annually the salary plan for other executives in general management positions; reviews standard base pay, incentive compensation, deferred compensation and all equity-based plans and recommends changes in such plans as needed; reviews annually the performance of our chief executive officer and other senior executives; assists the board in developing and evaluating potential candidates for executive positions;

oversees the development of executive succession plans; and reviews and discusses the “Compensation Discussion and Analysis” with management and gives its recommendation to the board on whether the “Compensation Discussion and Analysis” should be included in our proxy statement and annual report to stockholders.

The charter of the committee is available on our website at www.mindspeed.com. The board has determined that all of the members of the committee are “independent” in accordance with applicable rules of NASDAQ and our board membership criteria. The compensation committee has the authority to engage services of outside advisors, experts and others to assist the committee. Our human resources department supports the committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering our compensation programs. In addition, the committee reviews its charter at least annually, and recommends any proposed changes to the board for approval.

During the course of fiscal year 2011, the compensation committee engaged The Delves Group (an independent executive compensation consulting firm) to provide services such as: (i) conducting an annual competitive market analysis for the chief executive officer’s and other executive officers’ compensation, including base salary, annual incentive targets, stock options, stock grants and other long-term incentive targets; (ii) reviewing and commenting on recommendations by management concerning chief executive officer and executive pay programs; (iii) reviewing and commenting on board compensation matters; and (iv) advising the compensation committee on best practices, including decision making and review processes, quality and type of data provided by management, annual agenda, critera for exercising discretion and compensation philosophy. We provided The Delves Group with a list of our peer companies and 2011 data from various nationally recognized compensation surveys for U.S. technology companies. Additional information on the role of our compensation consultant in setting executive compensation is set forth below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program Design — Role of Executive Officers and Compensation Consultants in Compensation Decisions.” In addition to the services performed by The Delves Group throughout fiscal year 2011, Semler Brossy Consulting Group, LLC provided advice regarding the amendment to our 2003 long-term incentives plan and the composition of our emerging peer group.

What is the board’s role in risk management oversight?

Management has primary responsibility for identifying, assessing and managing potential events that may affect our company’s ability to achieve established business objectives, while the board is responsible for oversight of management’s risk management activities. Such objectives are categorized as follows:

•	strategic – high-level goals, aligned with and supporting our mission;

•	operations – effective and efficient use of our resources;

•	reporting – reliability of reporting; and

•	compliance – compliance with applicable laws and regulations.

To facilitate the board’s responsibility for oversight of company risks, we have a risk management committee consisting of selected members of management, which:

•	identifies strategic, operational, financial reporting and compliance related risks, on a company-wide basis;

•	assesses the materiality of those risks based on the probability of occurrence and severity of impact; and

•	to the extent feasible, develops plans to monitor and mitigate such risks.

The results of this management activity are reported to the board and its committees, as appropriate.

In addition, the board delegates specific areas of risk management oversight to applicable board committees (depending on the specific area of responsibility and expertise as follows):

•

The audit committee oversees our risk policies and processes relating to financial statements and financial reporting, including our system of internal control over financial reporting, as well as investment, capital structure and compliance risks and guidelines, as well as policies and processes for monitoring and mitigating those risks.

•

The compensation committee oversees risks associated with our compensation plans and the effect that our compensation structure may have on business decisions and on the attraction and retention of a qualified management team.

•	The governance committee oversees risks related to our governance structure and the evaluation of individual board members and committees.

Each of these board committees meets regularly with management, including the members of the risk management committee, to review, as appropriate, compliance with existing policies and procedures and to discuss changes or improvements that may be required or desirable. Each of the committees meets at least as often as the board regularly meets and periodically reports back to the board on the substance of those meetings, including risk oversight-related matters.

We also believe that our leadership structure, discussed above under the caption “Board of Directors – Board Governance Matters – What is the board’s leadership structure, and who serves as the presiding director?” helps support the risk oversight function of the board. Specifically, we believe that the separation of the roles of chief executive officer and chairman of the board enhances risk oversight by combining the chief executive officer’s in-depth knowledge of the risks and challenges of our business with the independence and experience of our chairman.

Stockholder Communications with Directors

Stockholders and other parties interested in communicating directly with any individual director, including the chairman, the board as a whole or the non-management directors as a group may do so by writing to Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660, Attention: Secretary. Our secretary reviews all such correspondence and regularly forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the secretary, deals with the functions of the board, the board committees or other such correspondence that the secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the board and may request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the audit committee with respect to such matters.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee during fiscal year 2011 was a current or former officer or employee of our company. There are no compensation committee interlocks between our company and other entities involving our executive officers and board members who serve as executive officers or board members of such other entities. No member of the compensation committee had any relationship requiring disclosure below under the caption “Certain Relationships and Related Transactions,” except for Mr. Stead, who served as a director of Conexant until April 2011.

EXECUTIVE OFFICERS

The table below sets forth certain information concerning our executive officers as of October 31, 2011.

Name	Age	Title

Raouf Y. Halim	51	Chief Executive Officer

Stephen N. Ananias	36	Senior Vice President and Chief Financial Officer

Najabat H. Bajwa	34	Senior Vice President and General Manager, High-Performance Analog

Allison K. Garcia	38	Senior Vice President, Human Resources

Gerald J. Hamilton	58	Senior Vice President, Worldwide Sales

Thomas J. Medrek	55	Senior Vice President and General Manager, Communications Convergence Processing

Brandi R. Steege	40	Vice President, General Counsel and Secretary

There are no family relationships among the individuals serving as our directors or executive officers. Set forth below are the name, office and position held with our company and principal occupations and employment during the past five years of each of our executive officers. Biographical information on Mr. Halim is discussed above under the caption “Board of Directors — Election of Directors — What are their backgrounds and qualifications?”

Mr. Ananias has been our senior vice president and chief financial officer since October 2011. Prior to joining us, Mr. Ananias was the group controller of the broadband communications group at Broadcom Corporation (semiconductors) from October 2007 to October 2011 and the director of corporate development and strategic planning at Broadcom from March 2002 to October 2007.

Mr. Bajwa has been our senior vice president and general manager, high-performance analog, since August 2011. Mr. Bajwa previously served as our senior vice president and general manager, lightspeed connectivity solutions, from October 2007 to August 2011, vice president of marketing and applications engineering from October 2006 to October 2007, executive director of marketing from April 2006 to October 2006 and director of marketing from August 2003 to April 2006 for our optical communications IC product line. Prior to joining us, Mr. Bajwa was the director, navigation business, of Agilent Technologies, Inc. (electronic measurement devices and services) from November 2002 to August 2003.

Ms. Garcia has been our senior vice president, human resources, since June 2010. Prior to joining us, Ms. Garcia was the vice president, human resources, of Lantronix, Inc. (device networking technologies) from June 2008 to June 2010. Ms. Garcia also served as the global director and vice president of human resources of Quiksilver, Inc. (casual lifestyle apparel) from April 2004 to June 2008, and as the director of human resources business operations and manager of human resources of Cendant Corporation (hospitality and real estate business and consumer services) from March 2001 to April 2004.

Mr. Hamilton has been our senior vice president, worldwide sales, since July 2006. Mr. Hamilton previously served as our vice president of sales for the Asia Pacific region from June 2003 to July 2006. He served as the vice president of sales for the Asia Pacific region of Conexant from September 2001 to June 2003.

Mr. Medrek has been our senior vice president and general manager, communications convergence processing, formerly multiservice access, since June 2004. Mr. Medrek previously served as our senior vice president and general manager, broadband internetworking systems, from June 2003 to June 2004. Mr. Medrek served as the vice president and general manager, broadband internetworking systems, of Conexant from February 2001 to June 2003 and the vice president of marketing, broadband internetworking systems, of Conexant from March 2000 to February 2001.

Ms. Steege has been our vice president and general counsel since May 2011. Ms. Steege previously served as our vice president, legal, from April 2008 to May 2011, our associate general counsel from October 2005 to April 2008 and our senior corporate counsel from August 2004 to October 2005. Prior to joining us, Ms. Steege served as counsel at O’Melveny & Myers LLP (law firm).

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

The following provides a brief overview of the more detailed disclosure set forth in the Compensation Discussion and Analysis below:

•

The objectives of our compensation program are to: (i) attract and retain talented executive officers; (ii) further align the financial interests of executive officers with those of our stockholders; and (iii) pay-for-performance.

•

In making its fiscal year 2011 compensation decisions, the compensation committee consulted with a third-party compensation consultant and compared the compensation and performance of our executive officers with a peer group of 21 other semiconductor companies.

•

Our executive compensation consists primarily of: (i) a base annual salary; (ii) short-term cash and equity incentive-based compensation; and (iii) long-term incentive equity awards. We also provide certain perquisites to our executive officers and on occasion grant discretionary and retention bonuses, and short-term incentive equity awards.

•

We encourage a pay-for-performance environment by linking short-term cash incentive-based compensation to the achievement of overall company and individual performance goals. Achievement of performance goals by our named executive officers during fiscal year 2011 ranged from 64.7% to 104.8%.

•	In fiscal year 2012, we intend to continue to deliver a combination of cash, stock options and restricted stock awards as part of our overall compensation program.

Objectives of Compensation Programs and Compensation Program Design

The compensation committee establishes our executive compensation philosophy and oversees our executive compensation programs. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. At our 2011 annual meeting of stockholders, we held our first non-binding, advisory stockholder vote on executive compensation under the recently enacted Dodd-Frank legislation. In 2011, the advisory vote on executive compensation received greater than 70% support from the votes cast by stockholders. As an advisory vote, the results of this stockholder vote is not binding upon us; however, the compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for named executive officers. In addition, at our 2011 annual meeting of stockholders, the stockholders approved holding the advisory vote every three years, which we believe will allow for a meaningful evaluation period of performance against our compensation practices. Under the compensation committee’s supervision, in fiscal year 2011, we implemented compensation policies, plans and programs intended to achieve the following objectives:

•

Attract and retain talented executive officers. We are engaged in a very competitive and highly cyclical industry, and our success depends upon our ability to attract and retain qualified executive officers through competitive compensation arrangements.

•

Further align the financial interests of executive officers with those of our stockholders. We want and expect our executive officers to think and act in both the near-term and long-term interests of our stockholders.

•

Pay-for-performance. We provide executive officers with incentive opportunities linked to achievement of both overall company and individual performance goals. Incentive programs are designed to reward business plan achievement.

We carry out these objectives by providing market competitive salaries, achieving an appropriate mix of cash and equity compensation, setting compensation based on individual and overall company performance and occasionally granting discretionary and retention bonuses.

Total Compensation Program Design

The compensation committee considers the total compensation, earned or potentially available, of the executive officers in establishing each component of compensation. In its review, the compensation committee considers information regarding our general industry and peer group, national surveys of other U.S. semiconductor and high technology companies, reports of our third-party compensation consultants and performance judgments as to the past and expected future contributions of individual executive officers. The compensation committee also reviews tally sheets in an effort to promote internal pay equity.

Our total compensation package generally includes a base annual salary, short-term incentive awards and long-term incentive awards. We target the short-term incentives of our chief executive officer to equal 100% of his base annual salary. We target the short-term incentives of all other named executive officers to equal 39% to 55% of their respective base annual salaries. Mr. Halim’s higher incentive target is a result of his greater breadth of responsibility relative to other executive officers, as well as peer group and industry practices of providing chief executive officers with higher incentive targets. We also occasionally grant cash discretionary bonuses to recognize achievements, as well as cash retention bonuses to maintain management continuity.

Role of Executive Officers and Compensation Consultants in Compensation Decisions

The compensation committee solicits compensation recommendations from our chief executive officer on our other executive officers, and then reviews and approves the total compensation for each of our executive officers. Our chief executive officer does not participate in the compensation committee’s decisions regarding his compensation. The compensation committee may request additional information from our chief executive officer and may also solicit the perspective and input of third-party compensation consultants. In fiscal year 2011, the compensation committee elected to engage The Delves Group as its third-party compensation consultant.

The Delves Group was specifically engaged to: (i) conduct an annual competitive market analysis for our chief executive officer’s and other executive officers’ compensation, including base salary, annual incentive targets, stock options, stock grants and other long-term incentive targets; (ii) review and comment on recommendations by management concerning chief executive officer and executive pay programs; (iii) review and comment on board compensation matters; (iv) advise the compensation committee on best practices, including decision making and review processes, quality and type of data provided by management, annual agenda, critera for exercising discretion and compensation philosophy; and (v) review and assess management’s recommendation for equity incentives awarded to the chief executive officer and other executive officers during fiscal year 2011.

Additional information on the peer companies that The Delves Group examined is discussed below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program Design — Peer Group.”

Goal Setting and Performance Evaluation

Executive officer performance evaluations, including evaluations of our named executive officers, occur annually and are completed promptly following the conclusion of each fiscal year. To help achieve our strategic goals and annual objectives, we have developed an integrated performance management program, which has an overall purpose of strengthening results at the individual and organizational level. The program is designed to align individual performance with strategic business goals and annual objectives. It is intended to foster two-way communication to provide all employees, including executive officers, with the resources, information and support required to be successful. The performance management program’s primary objectives are to ensure that individual contributions and results are directed toward achieving our business plan based on our strategic and tactical goals. It also links rewards to performance and recognizes outstanding performance with corresponding compensation actions. The process commences with the establishment of overall company and individual performance goals for our chief executive officer and other executive officers at the beginning of the fiscal year. These goals are based on our annual operating plan, which is reviewed by the board.

Our chief executive officer’s performance evaluation is coordinated by the chairman of the governance committee. Our chief executive officer is evaluated on performance against the annual operating plan, which is summarized in an annual scorecard. The scorecard contains a percentage level of achievement reached for each performance goal, as well as an overall weighted average achievement percentage on all performance goals. An annual 360 degree feedback assessment is also conducted for purposes of providing additional developmental feedback to our chief executive officer. The chairman of the governance committee reviews the corporate performance scorecard and the 360 degree feedback results with the other independent board members, obtains their feedback on our chief executive officer’s performance and completes the review. The governance committee then reports its findings to the compensation committee for use in its determination of appropriate compensation actions.

The board frequently discusses with our chief executive officer the performance of the other executive officers. Our chief executive officer incorporates this feedback into the evaluations of the other executive officers. The fiscal year 2011 performance evaluation results for our named executive officers are discussed below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Cash Incentive Awards — Achievement against Performance Goals.”

Peer Group

In setting the base annual salary, individual bonus target amounts and equity grant guidelines for executive officers, the compensation committee, with assistance from our third-party compensation consultant, reviews information relating to the executive compensation of a group of peer companies selected by the compensation committee, comprised of direct competitors, other local semiconductor companies and leading national semiconductor companies. In analyzing our peer group, the compensation committee distinguishes emerging peers from mature peers. We include our direct competitors and other local semiconductor companies in our emerging peer group because we compete with them for business, as well as talent. We include leading national semiconductor companies in our mature peer group because they have a large influence on industry compensation practices.

With the assistance and guidance of our compensation consultant, the compensation committee reviews the compensation levels of our emerging peers when considering the amount of executive officer base annual salary and total compensation. For fiscal year 2011, the compensation committee believes that the base annual salary and total compensation provided to each executive officer was within the range of total compensation paid to similarly situated executive officers at emerging peer companies. The compensation committee targets our executive officers’ combined base salaries, equity holdings and total compensation in alignment with the practices of our emerging peers; however, it does not target any specific percentile.

The peer group companies for fiscal year 2011 included the following:

Emerging Peers	Mature Peers

• Applied Micro Circuits Corporation	• Broadcom Corporation

• PMC-Sierra, Inc.	• Qualcomm, Inc.

• Pericom Semiconductor Corporation(1)	• Advanced Micro Devices, Inc.

• Transwitch Corporation	• Intel Corporation

• Conexant Systems, Inc.	• Texas Instruments, Inc.

• Skyworks Solutions, Inc.	• Maxim Integrated Products, Inc.

• Microsemi Corporation	• Analog Devices, Inc.

• NetLogic Microsystems, Inc.	• Linear Technology Corporation

• Cavium Networks, Inc.	• National Semiconductor Corporation

• Mellanox Technologies, Ltd.

• Silicon Laboratories Inc.

• ANADIGICS, Inc.(1)

(1)	Peer added for fiscal year 2011 to provide additional comparison data from companies in our strategic growth markets.

The compensation committee reviews the data of both our emerging and mature peers in designing our equity-compensation structure. It typically considers our emerging peers’ annual equity burn rates, equity overhang and form of equity awards. Additionally, it reviews our emerging peers’ policies regarding allocation of equity awards between executive officers and non-executive officers, percentage of employees receiving grants, vesting practices, hiring grant practices and other trends. It typically considers data from our mature peers with respect to types of equity awards and employee eligibility for such awards. While data from our mature peers is used as a guide in designing the structure of our equity compensation policies, it does not have any influence on award amounts.

For fiscal year 2011, the compensation committee also used various nationally recognized compensation surveys, which provide data specific to high-technology and semiconductor industry compensation practices. The examination of the survey and peer group compensation practices allowed us to take industry practices into account to help ensure that our compensation policies are current and competitive.

Elements of Compensation

Executive compensation consists primarily of: (i) a base annual salary; (ii) short-term cash incentive-based compensation; and (iii) long-term incentive equity awards. This mix of payments allows us to provide compensation that directly addresses our compensation goals of retention, alignment of executive and stockholder interests and linking pay with performance. We also provide our executive officers with other benefits, including perquisites, change of control agreements, a retirement savings plan and an employee stock purchase plan. The compensation committee also grants special cash bonuses and short-term incentive equity awards to certain executive officers to recognize particularly strong achievement or for specific retention purposes. Information on the total compensation awarded to each named executive officer during fiscal year 2011 is set forth in our “Summary Compensation Table (2011)” below.

Base Annual Salary

The base annual salaries we provide to our executive officers are intended as compensation for each executive officer’s ongoing contributions to the performance of the operational area(s) for which they are responsible. In keeping with our compensation philosophy to attract and retain individuals of high quality, executive officer base salaries have been targeted to be competitive with base salaries paid to executive officers of our emerging peers, as described above, based on data reviewed by the compensation committee. The compensation committee determines the market median by reviewing information contained in survey data, SEC filings and advice from our third-party compensation consultant. The base salaries for our executive officers also reflect input from our chief executive officer regarding individual performance, company strategy and retention factors.

The base annual salary levels of each of our executive officers are reviewed annually and adjusted from time to time to recognize individual performance, promotions, competitive compensation levels, retention requirements, internal pay equity and other qualitative factors. In July 2011, the compensation committee approved merit salary increases to certain of our executive officers. Following the merit increases, on average, base annual salaries for our named executive officers were in alignment with the practices of our emerging peers.

The base annual salaries in fiscal year 2011 for all named executive officers are set forth below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program Design — Elements of Compensation — Cash Incentive Awards — Target Incentives.”

Cash Incentive Awards

Our annual cash incentive compensation plan for the executive officers, except for Mr. Hamilton, for fiscal year 2011 consisted of awards under our fiscal year 2011 cash bonus plan. Mr. Hamilton participated in our sales incentive plan. Mr. Johnsen became ineligible for an award under our fiscal year 2011 cash bonus plan upon his resignation.

Fiscal Year 2011 Cash Bonus Plan

In January 2011, the compensation committee approved a fiscal year 2011 cash bonus plan. The plan was adopted in order to be competitive with our emerging peers, substantially all of which provide short-term cash incentive awards. Pursuant to the terms of the plan, our chief executive officer, the other executive officers

(excluding Mr. Hamilton, who participated in our cash sales incentive plan, consistent with our past practices) and certain of our non-executive officer employees were eligible to receive a cash bonus for fiscal year 2011. The amount of cash bonuses our chief executive officer and other executive officers could earn under the cash bonus plan for fiscal year 2011 was limited by the amount of cash allocated to the plan. The amount of cash that was allocated to the plan was limited to a dollar amount equal to 100% of favorable quarterly variances to our planned fiscal year 2011 quarterly operating expense levels. In addition, individual award amounts under the plan could not exceed 200% of target award amounts.

Performance Goals

The amount of compensation paid as part of our cash incentive awards is based on both the overall financial performance of our company and the performance of the executive officers with respect to their individual assigned goals. The compensation committee adopts specific performance criteria for each fiscal year. Performance criteria typically include financial metrics, such as revenue, net income and operating profitability and attainment of engineering and strategic business development goals. Annual incentive awards may also be adjusted by the board in its discretion based on individual performance factors.

The compensation committee determined whether each named executive officer met his performance goals for fiscal year 2011. Management reported on the accomplishments of the officers, and the compensation committee carried out its responsibility of determining the extent to which those accomplishments met the pre-established goals. While the use of the performance goals is intended to establish a rigorous process for tracking and evaluating performance, the compensation committee’s assessment of performance against particular goals involves the application of qualitative, as well as quantitative measures.

The specific company and business unit revenue, operating profit, gross margin, operating expense, net income, cash generation, design win, engineering execution and budget reduction targets are based on our company’s internal annual operating plan. Disclosure of such targets or our annual operating plan is not possible, due to the commercially sensitive nature of the data, and such disclosure would cause substantial competitive harm to our company. As an indication of the level of difficulty in achieving the overall performance objectives, the compensation committee determined that the applicable named executive officers attained levels of achievement (including financial and non-financial goals) in the following ranges in each of the last three fiscal years:

Fiscal Year	Range of Achievement
2010	105% — 179%
2009	50% — 97%
2008	90% — 100%

The pre-established factors for fiscal year 2011 used to determine individual performance and the relative weight given to each factor for each named executive officer (other than Mr. Johnsen, who resigned as our senior vice president and chief financial officer effective in May 2011) are set forth in the table below. The different factors and relative weights reflect differences in the job responsibilities of our named executive officers.

Named Executive Officer	Performance Factors (and Weight)
Raouf Y. Halim

• Company fiscal year net income and cash generation targets: 50%

• Design win execution against the fiscal year plan: 15%

• Engineering execution: 25%

• Individual organizational development goals: 10%

Kristen M. Schmidt	• Financial planning, reporting and analysis: 60% • Organizational development: 40%

Thomas J. Medrek

• Business unit fiscal year revenue target: 30%

• Business unit fiscal year gross margin target: 10%

• Business unit fiscal year operating expense target: 10%

• Business unit design win execution against the fiscal year plan: 10%

• Business unit organizational development goals: 20%

• Business unit engineering execution: 20%

Gerald J. Hamilton

• Company fiscal year revenue target: 40%

• Design win execution against the fiscal year plan: 40%

• Worldwide sales department organizational development: 10%

• Budget reduction target for the worldwide sales department: 10%

Najabat H. Bajwa

• Business unit fiscal year revenue target: 30%

• Business unit fiscal year gross margin target: 10%

• Business unit fiscal year operating expense target: 10%

• Business unit design win execution against the fiscal year plan: 10%

• Business unit organizational development goals: 20%

• Business unit engineering execution: 20%

The cash generation, net income, operating profit, gross margin and operating expense amounts we use to measure achievement of performance goals are non-GAAP measures. Our calculation of net income, operating profit, gross margin and operating expense excludes stock-based compensation and related payroll costs, amortization of intangible assets, asset impairments, employee separation costs, legal settlement costs, special charges, reverse stock split costs, employee option exchange costs, gain on debt extinguishment and non-cash interest expense on convertible senior notes. We calculate cash generation as the net increase or decrease in cash and cash equivalents. We use non-GAAP measures because these measures help us internally to evaluate our operating performance, while excluding items that are considered by management to be outside of our core operating results.

Target Incentives

The fiscal year 2011 base annual salaries and short-term target incentives for our named executive officers are set forth in the table below.

Named Executive Officer	Base Annual Salary(1)	Target Incentive(2)
Raouf Y. Halim	$559,375	100%
Kristen M. Schmidt(3)	190,230	39
Thomas J. Medrek	352,755	55
Gerald J. Hamilton	266,250	55
Najabat H. Bajwa	277,125	55
Bret W. Johnsen(4)	315,000	60

(1)	Salaries adjusted to reflect three fiscal quarters at each named executive officer’s base annual salary prior to the implementation of merit salary increases, and one fiscal quarter at each named executive officer’s adjusted salary following the implementation of the merit salary increases, as applicable.
(2)	Target incentive represents a target amount of base annual salary to be paid pursuant to the 2011 cash bonus plan (except for Mr. Hamilton, whose awards are made under our sales incentive plan).
(3)	Ms. Schmidt served as our vice president, finance, and interim chief financial officer from May 2011 to October 2011.
(4)	Mr. Johnsen resigned as our senior vice president and chief financial officer effective in May 2011.

Achievement against Performance Goals

The compensation committee determined that the named executive officers (other than Mr. Johnsen, who resigned as our senior vice president and chief financial officer effective in May 2011) achieved their fiscal year 2011 goals to the extent set forth below. While in some cases the executive officers exceeded 100% of their respective non-financial goals, the compensation committee limited the achievement of the non-financial goals to 100% for the purposes of calculating the fiscal year 2011 cash incentive award amounts in order to provide a greater incentive for achieving financial goals. In addition, our compensation committee maintains discretion to pay bonuses above or below the target incentives based on an evaluation by the compensation committee of each executive officer’s performance. The compensation committee exercised its subjective discretion in determining the cash incentive award amount for each named executive officer for fiscal year 2011 set forth below, instead of entirely utilizing the application of the objective formula-based criteria consisting of achievement levels and weighting of the performance goals. The compensation committee exercised this subjective discretion because the fiscal year 2011 cash bonus pool was limited by the amount of cash allocated to the plan and because, based on input from management, the compensation committee desired to award key non-executive officer employees with fiscal year 2011 cash incentive awards. As a result, the cash bonus awards earned by the named executive officers were reduced using both objective and subjective criteria.

Named Executive Officer	Performance Factor	Weight	Achievement Level	Overall Achievement	Award
Raouf Y. Halim	Company fiscal year net income and cash generation targets	50%	117.3%	—	—
	Design win execution against fiscal year plan	15	131.9	—	—
	Engineering execution	25	84.6	—	—
	Individual organizational development goals	10	100	—	—
		—	—	104.8%	$500,000

Kristen M. Schmidt	Financial planning, reporting and analysis	60	100	—	—
	Organizational development	40	90	—	—
		—	—	96	50,000

Thomas J. Medrek	Business unit fiscal year revenue target	30	90.1	—	—
	Business unit fiscal year gross margin target	10	95.3	—	—
	Business unit fiscal year operating expense target	10	81.4	—	—
	Business unit design win execution against the fiscal year plan	10	50	—	—
	Business unit organizational development goals	20	25	—	—
	Business unit engineering execution	20	50	—	—
		—	—	64.7	25,000

Gerald J. Hamilton	Company fiscal year revenue target	40	94.25	—	—
	Design win execution against the fiscal year plan	40	89.7	—	—
	Worldwide sales department organizational development	5	50	—	—
	Budget reduction target for the worldwide sales department	15	97.38	—	—
		—	—	90.8	131,308

Najabat H. Bajwa	Business unit fiscal year revenue target	30	106.7	—	—
	Business unit fiscal year gross margin target	10	111.5	—	—
	Business unit fiscal year operating expense target	10	111.1	—	—
	Business unit design win execution against the fiscal year plan	10	100	—	—
	Business unit organizational development goals	20	100	—	—
	Business unit engineering execution	20	100	—	—
		—	—	104.3	142,000

Long-Term Incentive Equity Awards

Our long-term compensation generally consists of both stock option and restricted stock awards provided under our 2003 long-term incentives plan. In determining the timing and size of our awards, we follow a policy of targeting compensation that is competitive with our emerging peers. Additionally, we consider the number and status of past long-term awards and current ownership levels when deciding to make a new grant.

We routinely grant eligible employees equity awards at the time of hire and also provide equity awards covering a large portion of our employees annually. The vesting periods vary with respect to each individual award, but stock option awards generally vest within a three or four year period and restricted stock awards generally vest within a range of three to four years. The exercise price of all stock options is set at the fair market value of our company’s stock on the grant date.

In November 2010, we granted stock options and shares of restricted stock to our named executive officers, which vested as to 33.33% of the underlying awards in November 2011 and quarterly thereafter. In April and May of 2011, we granted stock options and shares of restricted stock to our named executive officers, which vest as to 33.33% of the underlying awards in April 2012 and quarterly thereafter. In July 2011, we granted shares of restricted stock to our named executive officers, which vested as to 12.5% of the underlying award in October 2011 and quarterly thereafter.

The number of stock options and shares of restricted stock awarded, as set forth in the “Grants of Plan Based Awards (2011)” table below, varied with respect to each individual due to differences in each individual’s compensation targets, levels of responsibility and role within our company. The “Outstanding Equity Awards at Fiscal Year-End (2011)” table below sets forth all long-term incentive awards granted in previous years.

Our long-term equity compensation awards are consistent with our goals for compensation, particularly in further aligning the interests of our executive officers with our stockholders. The awards provide compensation in addition to salary, cash incentives and bonuses, and assist us in recruiting and retaining executive officers. The awards are useful in retention because of their vesting requirements, which provide that upon termination of employment, only options currently vested may be exercised and unvested stock options, restricted stock and unrestricted performance stock are forfeited. Thus, long-term equity compensation awards give executive officers an incentive to remain with our company through each award’s entire vesting period.

Special Bonuses

Discretionary Cash Bonuses

From time to time, we grant discretionary cash bonuses. These awards are not tied to any specific performance measure and are made at the discretion of the compensation committee. Shortly after the end of fiscal year 2010, we granted a discretionary cash bonus of $50,000 to Mr. Johnsen to recognize his outstanding performance in fiscal year 2010, including recognition of the successful completion of our March 2010 equity offering and fiscal year 2010 improved operating income. While discretionary cash bonuses will remain an option for us to recognize extraordinary achievement, we view them as an exception, and grant them selectively.

Retention Bonuses

In addition to our standard components of compensation, we occasionally grant retention bonuses to our executive officers. We grant retention bonuses to certain individuals based on a determination that these individuals fill an essential role in our success or failure and the importance of retaining their services. No retention bonuses were granted to our executive officers in fiscal year 2011.

Other Compensation Policies

Perquisites and Personal Benefits

We provide our executive officers, including our chief executive officer, with perquisites and other personal benefits that we believe are reasonable, competitive and consistent with our peers and our overall executive compensation program. The perquisites and personal benefits that we have historically offered include retirement savings plan matching contributions, life insurance premiums, excess personal liability insurance premiums, an annual physical examination, airline club fees, health club memberships and tax preparation services. We sometimes also offer certain benefits associated with the hiring of new executive officers, such as transportation, temporary housing and relocation costs.

In determining the appropriate level of perquisites and personal benefits, we periodically review the Ayco Executive Benefits & Perquisite Survey, as well as information provided in SEC filings of our peer group. We believe that these benefits help us to hire and retain qualified executive officers and enable them to perform their job responsibilities with fewer distractions. For valuation of perquisites and other benefits provided during fiscal year 2011, see footnote 2 to our “Summary Compensation Table (2011)” below.

Timing of Grants of Equity Awards

We have generally granted awards of stock options and shares of restricted stock to our executive officers on an annual basis. We also make equity grants to new hires or to others in specific situations other than on an annual basis, as determined by the compensation committee. The grant date of equity awards is typically the date we obtain formal approval of the grant. We do not have, and do not intend to have, any program, plan or practice to time the grant of equity awards in coordination with the release of material non-public information. We also do not have, and do not intend to have, any program, plan or practice to time the release of material non-public information for the purpose of affecting the value of executive compensation. The exercise price for all stock options that we grant is equal to the closing price of our common stock on the grant date.

Policy Regarding Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to our chief executive officer and the three most highly compensated executive officers (not including our chief executive officer and chief financial officer). However, certain compensation meeting a tax law definition of “performance-based” is generally exempt from this deduction limit. We do not currently have a policy regarding qualification of cash compensation, such as salary and bonuses, for deductibility under Section 162(m). We have included provisions in our 2003 long-term incentives plan designed to enable grants of stock options to executive officers affected by Section 162(m) to qualify as “performance-based” compensation. Such grants cannot qualify unless they are made by a committee consisting of “outside directors” under Section 162(m). The compensation committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of us and our stockholders. Given our changing industry and business, as well as the competitive market for outstanding executive officers, the compensation committee believes that it is important to retain the flexibility to design compensation programs consistent with its overall executive compensation philosophy even if some executive compensation is not fully deductible. Accordingly, the compensation committee may, from time to time, deem it appropriate to approve elements of compensation for certain executive officers that are not fully deductible.

The performance factors for equity compensation intended to meet the tax law definition of “performance-based” compensation were most recently approved in April 2011 and must be approved by stockholders at least every five years.

Change of Control Agreements

Each of our named executive officers has entered into our standard change of control agreement, which provides, under certain circumstances, for payments upon termination of employment in connection with a change of control of our company. Payments made under the agreement are subject to a “double trigger,” meaning that both a change of control and a termination are required. We believe that a change of control agreement is necessary to diminish the inevitable distraction of executive officers by virtue of the personal uncertainties and risks created by a pending or threatened change of control. The agreement intends to encourage the executive officer’s full attention and dedication and to provide a compensation and benefits arrangement satisfactory to the executive officer and competitive with other companies.

For the purposes of the change of control agreement, a change of control generally means:

•

the acquisition by any individual, entity or group of beneficial ownership of 35% or more of either the then outstanding shares of our common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of the board, which is not supported by the current board;

•

a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, which results in a change in the majority of the board or of more than 60% of our stockholders; or

•	approval by our stockholders of the complete liquidation or dissolution of our company.

An executive officer who terminates his own employment for good reason or whose employment is terminated by us for reasons other than for cause, disability or death (qualified terminations) in connection with a change of control is entitled to the following payouts and benefits:

•	three times the executive officer’s base annual salary for our chief executive officer and two times the base annual salary for all other executive officers;

•	three times the executive officer’s bonus under our annual incentive plans for our chief executive officer and two times the bonus for all other executive officers;

•	accrued vacation pay to the extent that it remains unpaid;

•

continued coverage under our welfare benefit plans for two years after termination, including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs to the extent applicable generally to other peer executive officers of our company and our affiliated companies;

•	outplacement services, the scope and provider of which will be selected by the executive officer in his sole discretion;

•	immediate vesting of all equity securities held by the executive officer;

•	other benefits including those that the executive officer is eligible to receive under any plan, program, policy or practice or contract or agreement; and

•

for substantially all of our executive officers, a gross-up payment, defined as the amount equal to the excise tax on any payment by us pursuant to the change of control agreement as imposed by Section 4999 of the Internal Revenue Code and all taxes associated with the payment of that excise tax.

We believe that providing for payment under the change of control agreements upon a double trigger of a change of control and a qualified termination achieves the balanced result of focusing the executive officer and protecting our company’s best interests. In March 2009, we eliminated the provision for gross-up payments in all change of control agreements entered into with our executive officers after that date. For more information regarding potential payments under the change of control agreements, see the “Potential Payments Upon Termination or Change-in-Control (2011)” table below.

Retirement Plans

Executive officers are eligible to participate in our retirement savings plan. Our retirement savings plan operates as a defined contribution tax-qualified plan and is open to all of our domestic salaried employees. A participant may elect to defer compensation within certain contribution limitations. We retain the discretion to contribute to each participant’s plan through profit sharing and matching of contributions. Our contributions are paid in the form of cash and are invested in our common stock fund. For fiscal year 2011, we matched participants’ contributions 100% of the first 4% of the participant’s covered compensation. The matching contributions paid to our named executive officers under our retirement savings plan during fiscal year 2011 are listed in footnote 2 to our “Summary Compensation Table (2011)” below.

Summary Compensation Table (2011)

The following table sets forth the compensation earned for services performed for our company during fiscal years 2011, 2010 and 2009 by:

•	our chief executive officer;

•	our interim chief financial officer;

•	each of our other three most highly compensated executive officers, employed by us as of the end of fiscal year 2011; and

•	our former chief financial officer, whom we refer to collectively as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total($)
Raouf Y. Halim	2011	$559,375	—	$3,410,850	$567,900	$500,000	$21,849	$5,059,974
Chief Executive Officer	2010	512,500	—	2,517,300	148,800	916,278	40,063	4,134,941
	2009	500,000	$600,000	106,000	203,400	—	53,116	1,462,516

Kristen M. Schmidt(3)	2011	190,230	—	424,650	20,100	50,000	8,006	692,986
Vice President, Finance, and Interim Chief Financial Officer

Thomas J. Medrek	2011	352,755	—	528,920	123,450	25,000	30,143	1,060,268
Senior Vice President	2010	327,750	—	531,800	62,000	223,049	20,525	1,165,124
and General Manager,	2009	308,077	—	21,200	73,450	—	37,610	440,337
Communications Convergence Processing

Gerald J. Hamilton	2011	266,250	—	853,820	123,450	131,308	14,393	1,389,221
Senior Vice President,	2010	252,500	—	213,600	62,000	145,176	13,796	687,072
Worldwide Sales	2009	250,000	—	21,200	56,500	132,935	13,429	474,064

Najabat H. Bajwa	2011	277,125	—	869,050	153,630	142,000	20,145	1,461,950
Senior Vice President and General Manager, High- Performance Analog

Bret W. Johnsen(4)	2011	187,813	—	685,230	76,800	—	11,256	961,099
Senior Vice President	2010	303,750	50,000	87,200	99,200	297,423	22,830	860,403
and Chief Financial Officer	2009	300,000	75,000	106,000	56,500	—	25,559	563,059

(1)	These amounts reflect the grant date fair value calculated in accordance with ASC 718 on the basis of the fair market value of the underlying awards on the respective grant dates and without any adjustment for estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 11, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended September 30, 2011, included in our annual report on Form 10-K filed with the SEC on November 18, 2011. The fiscal year 2010 stock awards for Messrs. Halim, Medrek and Hamilton consist of awards of restricted stock and unrestricted performance stock. The grant date fair value of the unrestricted performance stock awards set forth in the table above, based on expected performance, is as follows: $1,128,000 for Mr. Halim; $225,600 for Mr. Medrek; and $75,200 for Mr. Hamilton. The grant date fair value of these awards, assuming that the highest level of performance conditions will be achieved, is as follows: $1,731,000 for Mr. Halim; $346,200 for Mr. Medrek; and $115,400 for Mr. Hamilton. The unrestricted performance stock awards begin to vest on the date when the average of the closing price of our common stock reaches certain minimum amounts over a consecutive 20-day trading period. The vesting trigger price for 50% of each named executive officer’s award is $10.49 and the vesting trigger price for the remaining 50% of each named executive officer’s award is $12.59, which represents a 25% and 50% increase in the price of our common stock as of the grant date, respectively.

(2)	The amount shown as “All Other Compensation” includes the following perquisites and personal benefits:

Name	Retirement Savings Plan Contributions (A)	Life Insurance Premiums	Liability Insurance Premiums (B)	Airline Club Fees	Tax Preparation Services (C)	Property Management (D)	Health Club	Physical Exams	Internet Reimbursement
Raouf Y. Halim	$9,519	$2,942	$3,789	$775	—	—	$2,784	$1,500	$540
Kristen M. Schmidt	7,609	397	—	—	—	—	—	—	—
Thomas J. Medrek	11,830	2,988	1,263	—	$3,685	$10,142	235	—	—
Gerald J. Hamilton	10,650	2, 480	1,263	—	—	—	—	—	—
Najabat H. Bajwa	11,085	482	1,263	1,250	1,525	—	4,000	—	540
Bret W. Johnsen	6,542	415	749	—	—	—	3,550	—	—

(A)	Represents amounts we contributed pursuant to our retirement savings plan.

(B)	Represents amounts we paid for excess personal liability insurance coverage.

(C)	Represents fees we paid on behalf of the executive for financial services provided by a third party, including financial counseling, tax return preparation and estate planning.

(D)	Represents amount for property management fees we paid for Mr. Medrek’s former residence in connection with his relocation to Southern California.

(3)	Ms. Schmidt served as our vice president, finance, and interim chief financial officer from May 2011 to October 2011.

(4)	Mr. Johnsen resigned as our senior vice president and chief financial officer effective in May 2011.

Compensation Policies and Practices and Risk Management

During fiscal year 2011, with the assistance of information provided by our independent compensation consultants at the direction of our compensation committee, the board conducted a risk assessment of our compensation policies and practices for all employees, including executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on our company. In addition, the board believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive or inappropriate risk for the following reasons:

•

We structure our compensation to consist of both fixed and variable compensation. The variable portions of compensation (short-term incentive-based cash and equity compensation and long-term incentive equity compensation) are designed to: (i) align the financial interests of our executive officers with those of our stockholders; and (ii) pay for both short-and long-term corporate performance. For short-term performance, our incentives are awarded based on pay-for-performance criteria that include: (i) net income; (ii) operating profitability; and (iii) attainment of engineering and strategic business development goals. For long-term performance, our stock option awards, restricted stock awards and unrestricted performance stock awards (if the stock price-based vesting thresholds are met) generally vest over three to four years. Stock option and unrestricted performance stock awards, which vest only upon the achievement of certain stock price appreciation thresholds, are only valuable, and, in some cases, only earned, if our stock price increases over time. Our restricted stock awards generally vest quarterly over three years. We feel these variable elements of compensation are a sufficient percentage of overall compensation to motivate our executive officers to meet short-term business objectives and produce superior long-term corporate results, while the fixed element is appropriate and discourages the need for executive officers to take unnecessary or excessive risks in doing so. Fixed compensation is reviewed annually and adjusted periodically as discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Base Annual Salary.” Metrics used in determining funding of the short-term cash incentive awards are approved by the compensation committee at the commencement of the fiscal year.

•

We have strict internal controls over the measurement and calculation of performance metrics, which are validated through multiple business units, thereby reducing the risk of manipulation by any employee or executive. In addition, all of our employees are required to undergo training on our code of business conduct and ethics, which covers, among other things, accuracy of business records.

•

We believe that our combined focus on income and profitability (through short-term incentive cash and equity awards) and stock price (through long-term incentive equity awards) naturally limits excessive or inappropriate risk-taking. The short-term incentive mix of cash and equity awards is approved by the compensation committee, which believes the mix of cash and equity awards, and the financial metrics used to determine the amount of an executive officer’s annual short-term incentive cash and equity awards are measures that drive long-term stockholder value. These measures include fiscal year net income and cash generation, which encourages the pursuit of opportunities that enhance stockholder value. The long-term incentive equity awards work to do the same; encourage executive officers to look to long-term appreciation in value.

The board determined that, for all employees, our compensation programs do not encourage excessive or inappropriate risk; rather, they encourage behaviors that support sustainable value creation. Nonetheless, in connection with the review of our risk profile, the board and the compensation committee plan to routinely perform the following activities:

•

an assessment and review of executive stock ownership levels to ensure there is considerable incentive for management to consider our company’s long-term interests because a portion of their personal investment portfolio consists of our company’s stock; and

•	structure short-term incentive cash awards on a linear curve, thereby eliminating award cliffs and performance accelerators between performance metric ranges.

Additionally, we implemented a maximum short-term incentive cash award amount of 200% of target award amounts for our fiscal year 2011 cash bonus plan for eligible executive officers and employees.

Grants of Plan-Based Awards (2011)

The following table presents information on equity awards granted to our named executive officers during fiscal year 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Raouf Y. Halim	—	—	$559,375	$1,118,750	—	—	—	—
	11/5/2010	—	—	—	15,000	—	—	$96,000
	4/6/2011	—	—	—	135,000	—	—	1,148,850
	7/19/2011	—	—	—	300,000	—	—	2,166,000
	11/5/2010	—	—	—	—	30,000	$6.40	115,200
	4/28/2011	—	—	—	—	90,000	8.73	452,700
Kristen M. Schmidt	—	—	74,190	148,379	—	—	—	—
	11/8/2010	—	—	—	1,250	—	—	8,350
	5/4/2011	—	—	—	15,000	—	—	127,500
	7/19/2011	—	—	—	40,000	—	—	288,800
	11/8/2010	—	—	—	—	5,000	6.68	20,100
Thomas J. Medrek	—	—	194,015	388,031	—	—	—	—
	11/5/2010	—	—	—	6,250	—	—	40,000
	4/6/2011	—	—	—	32,000	—	—	272,320
	7/19/2011	—	—	—	30,000	—	—	216,600
	11/5/2010	—	—	—	—	12,500	6.40	48,000
	4/28/2011	—	—	—	—	15,000	8.73	75,450
Gerald J. Hamilton	—	—	146,438	292,875	—	—	—	—
	11/5/2010	—	—	—	6,250	—	—	40,000
	4/6/2011	—	—	—	32,000	—	—	272,320
	7/19/2011	—	—	—	75,000	—	—	541,500
	11/5/2010	—	—	—	—	12,500	6.40	48,000
	4/28/2011	—	—	—	—	15,000	8.73	75,450
Najabat H. Bajwa	—	—	152,419	304,838	—	—	—	—
	11/5/2010	—	—	—	6,250	—	—	40,000
	4/6/2011	—	—	—	55,000	—	—	468,050
	7/19/2011	—	—	—	50,000	—	—	361,000
	11/5/2010	—	—	—	—	12,500	6.40	48,000
	4/28/2011	—	—	—	—	21,000	8.73	105,630
Bret W. Johnsen	—	—	189,000	378,000	—	—	—	—
	11/5/2010	—	—	—	10,000	—	—	64,000
	4/6/2011	—	—	—	73,000	—	—	621,230
	11/5/2010	—	—	—	—	20,000	6.40	76,800

(1)	The non-equity incentive plan does not provide for a threshold or maximum payout. The material terms of this plan are discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Cash Incentive Awards — Fiscal Year 2011 Cash Bonus Plan.” The fiscal year 2011 cash bonus plan does provide for a maximum payout not to exceed 200% of target award amounts, and is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Fiscal Year 2011 Cash Bonus Plan.”
(2)	The material terms of these awards are discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Equity Awards.”
(3)	These amounts reflect the grant date fair value calculated in accordance with ASC 718 on the basis of the fair market value of the underlying awards on the respective grant dates and without any adjustment for estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 11, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended September 30, 2011, included in our annual report on Form 10-K filed with the SEC on November 18, 2011.

Outstanding Equity Awards at Fiscal Year-End (2011)

The following table summarizes the equity awards we have made to our named executive officers which were outstanding as of the end of fiscal year 2011.

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Raouf Y. Halim	4/3/2002		64	—	$11.793	4/2/2012	—	—	—	—
	4/3/2002		32,121	—	11.793	4/3/2012	—	—	—	—
	7/30/2004		30,000	—	17.765	7/30/2012	—	—	—	—
	1/28/2005		36,000	—	11.40	1/28/2013	—	—	—	—
	2/2/2007		50,000	—	10.95	2/2/2015	—	—	—	—
	7/24/2008		65,625	37,500	3.87	7/24/2016	—	—	—	—
	4/30/2009		134,997	45,003	2.12	4/30/2017	—	—	—	—
	11/20/2009		35,000	25,000	4.36	11/20/2017	—	—	—	—
	11/5/2010		—	30,000	6.40	11/5/2018	—	—	—	—
	4/28/2011		—	90,000	8.73	4/28/2019	—	—	—	—
	4/30/2009		—	—	—	—	21,875	$113,750	—	—
	3/10/2010(A	)	—	—	—	—	75,000	390,000	—	—
	3/10/2010(B	)	—	—	—	—	—	—	150,000	$780,000
	11/5/2010		—	—	—	—	15,000	78,000	—	—
	4/6/2011		—	—	—	—	135,000	702,000	—	—
	7/19/2011		—	—	—	—	300,000	1,560,000	—	—
Kristen M. Schmidt	4/30/2009		500	751	2.12	4/30/2017	—	—	—	—
	5/15/2009		46	23	1.70	7/30/2012	—	—	—	—
	5/15/2009		94	48	1.70	1/28/2013	—	—	—	—
	5/15/2009		1,904	953	1.70	12/23/2013	—	—	—	—
	5/15/2009		124	63	1.70	2/2/2015	—	—	—	—
	11/25/2009		875	625	4.37	11/25/2017	—	—	—	—
	11/8/2010		—	5,000	6.68	11/8/2018	—	—	—	—
	11/8/2010		—	—	—	—	313	1,628	—	—
	5/4/2011		—	—	—	—	15,000	78,000	—	—
	7/19/2011		—	—	—	—	40,000	208,000	—	—
Thomas J. Medrek	7/16/2004		15,000	—	15.50	7/16/2012	—	—	—	—
	7/30/2004		10,999	—	17.765	7/30/2012	—	—	—	—
	1/28/2005		12,000	—	11.40	1/28/2013	—	—	—	—
	2/2/2007		12,500	—	10.95	2/2/2015	—	—	—	—
	4/30/2009		48,748	16,252	2.12	4/30/2017	—	—	—	—
	11/20/2009		14,583	10,417	4.36	11/20/2017	—	—	—	—
	11/5/2010		—	12,500	6.40	11/5/2018	—	—	—	—
	4/28/2011		—	15,000	8.73	4/28/2019	—	—	—	—
	4/30/2009		—	—	—	—	4,375	22,750	—	—
	3/10/2010(A	)	—	—	—	—	15,000	78,000	—	—
	3/10/2010(B	)	—	—	—	—	—	—	30,000	156,000
	11/5/2010		—	—	—	—	6,250	32,500	—	—
	4/6/2011		—	—	—	—	32,000	166,400	—	—
	7/19/2011		—	—	—	—	30,000	156,000	—	—
Gerald J. Hamilton	7/30/2004		3,500	—	16.15	7/30/2012	—	—	—	—
	1/28/2005		4,860	—	11.40	1/28/2013	—	—	—	—
	8/4/2006		5,000	—	7.45	8/4/2014	—	—	—	—
	2/2/2007		12,500	—	10.95	2/2/2015	—	—	—	—
	4/30/2009		12,501	12,501	2.12	4/30/2017	—	—	—	—
	11/20/2009		14,583	10,417	4.36	11/20/2017	—	—	—	—
	11/5/2010		—	12,500	6.40	11/5/2018	—	—	—	—
	4/28/2011		—	15,000	8.73	4/28/2019	—	—	—	—
	4/30/2009		—	—	—	—	4,375	22,750	—	—
	3/10/2010(A	)	—	—	—	—	5,000	26,000	—	—
	3/10/2010(B	)	—	—	—	—	—	—	10,000	52,000
	11/5/2010		—	—	—	—	6,250	32,500	—	—
	4/6/2011		—	—	—	—	32,000	166,400	—	—
	7/19/2011		—	—	—	—	75,000	390,000	—	—

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Najabat H. Bajwa	11/15/2007	1,000	1,000	$7.00	11/15/2015	—	—	—	—
	8/14/2008	2,500	2,500	3.96	8/14/2016	—	—	—	—
	4/30/2009	2,084	6,251	2.12	4/30/2017	—	—	—	—
	5/15/2009	107	107	1.70	7/30/2012	—	—	—	—
	5/15/2009	171	172	1.70	1/28/2013	—	—	—	—
	5/15/2009	433	434	1.70	2/2/2015	—	—	—	—
	11/20/2009	4,167	10,417	4.36	11/20/2017	—	—	—	—
	11/5/2010	0	12,500	6.40	11/5/2018	—	—	—	—
	4/28/2011	0	21,000	8.73	4/28/2019	—	—	—	—
	11/15/2007	—	—	—	—	1,500	$7,800	—	—
	11/5/2010	—	—	—	—	6,250	32,500	—	—
	4/6/2011	—	—	—	—	55,000	286,000	—	—
	7/19/2011	—	—	—	—	50,000	260,000	—	—
Bret W. Johnsen(3)	—	—	—	—	—	—	—	—	—

(1)	The market value noted in this column was determined by multiplying the number of unvested shares by $5.20, the closing price of our common stock on the last business day of fiscal year 2011.

(2)	The market value noted in this column was determined by multiplying the number of unvested shares by the price of our common stock, which triggers vesting for such shares.

(3)	Mr. Johnsen resigned as our senior vice president and chief financial officer effective in May 2011.

Stock Option Award Vesting Schedule

The vesting schedule for stock option awards is set forth below.

Grant Date	Vesting

4/3/2002	These options were repriced options from earlier grants. Each repriced grant retained its original vesting schedule and the original grant dates are as follows: 16,092 options were granted on February 10, 2000; and 16,093 options were granted on July 24, 2000. The vesting schedule for each of these grants provided for 25% of the underlying award to vest on each anniversary of the grant date for four years.

7/16/2004 8/4/2006 11/15/2007 8/14/2008	Options vested as to 25% of the underlying award on each anniversary of the grant date for four years.

7/30/2004	Options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 2.083% of the underlying award each month for three years thereafter.

1/28/2005	Options vested as to 50% of the underlying award on the six month anniversary of the grant date and as to 50% of the underlying award on the one year anniversary of the grant date.

2/2/2007	Options vested as to 12.5% of the underlying award on the fifteen month anniversary of the grant date and as to 12.5% of the underlying award each three months for two years thereafter.

7/24/2008	Options vested as to 25% of the underlying award on the first anniversary of the grant date and will continue to vest as to 2.083% of the underlying award each month for three years thereafter.

4/30/2009 4/28/2011	Options vested as to 33% of the underlying award on the first anniversary of the grant date and will continue to vest as to 8.33% of the underlying award each three months for two years thereafter.

5/15/2009	For Ms. Schmidt, these options were granted in exchange for earlier grants of 260 options awarded on July 30, 2004, 500 options awarded on January 28, 2005, 10,000 options awarded on December 23, 2005 and 375 options awarded on February 2, 2007. For Mr. Bajwa, these options were granted in exchange for earlier grants of 1,200 options awarded on July 30, 2004, 1,800 options awarded on January 28, 2005 and 2,600 options awarded on February 2, 2007. The options vested as to 33% of the underlying awards on the first anniversary of the new grant date and continued to vest as to 33% of the underlying awards each year for two years thereafter.

11/20/2009 11/25/2009	Options vested as to 8.33% of the underlying award on the three month anniversary of the grant date and will continue to vest as to 8.33% of the underlying award each three months thereafter.

11/5/2010 11/8/2010	Options vested as to 33% of the underlying award on the one year anniversary of the grant date and will continue to vest as to 2.75% of the underlying award each month for two years thereafter.

Restricted Stock Award Vesting Schedule

The vesting schedule for restricted stock awards is set forth below.

Grant Date	Vesting

11/15/2007	The shares of restricted stock vested as to 25% of the underlying award on October 31, 2008 and will continue to vest as to 25% of the underlying award on each anniversary thereof for three years thereafter.

4/30/2009	The shares of restricted stock vested as to 25% of the underlying award on May 6, 2010 and will continue to vest as to 6.25% of the underlying award each three months for three years thereafter.

3/10/2010(A)	The shares of restricted stock vested as to 8.33% of the underlying award each three months after the grant date.

3/10/2010(B)	The unrestricted performance stock awards begin to vest on the date when the average of the closing price of our common stock reaches certain minimum amounts over a consecutive 20-day trading period. The vesting trigger price for 50% of each named executive officer’s award is $10.49 and the vesting trigger price for the remaining 50% of each named executive officer’s award is $12.59, which represents a 25% and 50% increase in the price of our common stock as of the grant date, respectively. On the date the awards begin to vest, 8.33% of the shares of common stock underlying the awards will vest for each completed three month period from the grant date to the date the awards begin to vest. An additional 8.33% of the shares of common stock underlying the awards will vest on each three month anniversary date of the date the awards begin to vest.

11/5/2010	The shares of restricted stock vested as to 33% of the underlying award on the one year anniversary of the grant date and will continue to vest as to 8.33% of the underlying award each three months thereafter for two years thereafter.

11/8/2010	The shares of restricted stock vested as to 25% of the underlying award on February 5, 2011 and will continue to vest as to 25% of the underlying award each three months thereafter.

4/6/2011 5/4/2011	The shares of restricted stock vest as to 33% of the underlying award on April 30, 2012 and 8.33% of the underlying award each three months thereafter for two years thereafter.

7/19/2011	The shares of restricted stock vest as to 12.5% of the underlying award on October 31, 2011 and 12.5% of the underlying award each three months thereafter.

Option Exercises and Stock Vested (2011)

The following table sets forth information regarding option exercises and the vesting of restricted stock awards for each of our named executive officers during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Raouf Y. Halim	—	—	70,000	$473,613
Kristen M. Schmidt	1,918	$13,047	1,187	8,463
Thomas J. Medrek	—	—	15,625	105,025
Gerald J. Hamilton	8,333	35,457	8,959	60,011
Najabat H. Bajwa	17,583	93,583	4,625	30,883
Bret W. Johnsen	103,334	496,314	17,500	120,138

(1)	We computed the dollar amount realized upon exercise by multiplying the number of shares by the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)	We computed the dollar amount realized upon vesting by multiplying the number of shares by the market price of the underlying securities on the vesting date.

Potential Payments upon Termination or Change-in-Control (2011)

Under the terms of our standard change of control agreement and 2003 long-term incentives plan, our named executive officers may be entitled to certain payments upon termination of their employment. The following description of the agreement and plan is qualified by reference to the complete text of the agreement and plan, which have been filed with the SEC.

The following table sets forth estimated payments that would be made to each of our named executive officers (other than Mr. Johnsen, who resigned as our senior vice president and chief financial officer effective in May 2011) upon termination of employment under various circumstances, including: (i) death; (ii) in connection with a change of control; (iii) other than for personal performance; and (iv) for any other reason. The information set forth in the table assumes:

•	the termination event occurred on the last day of fiscal year 2011;

•	all payments are made in a lump sum on the date of termination;

•	we are current on all obligations owed to the executive through the date of termination (including salary and bonus, but excluding accrued vacation); and

•	the executive does not find new employment with another employer within two years.

The actual amounts to be paid can only be determined at the time of the executive’s termination of employment and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes. Following the table is a description of the plan and agreement that affect potential payments upon death, termination or change of control.

Name	Death	Qualified Termination in Connection with a Change of Control	Termination for Reason Other than Personal Performance	Termination for Any Other Reason
Raouf Y. Halim
Accrued Vacation(1)	$53,694	$53,694	$53,694	$53,694
2003 Long-Term Incentives Plan	3,053,234	—	—	—
Change of Control Agreement
Multiplied Salary(2)	—	1,678,125	—	—
Multiplied Annual Bonus(3)	—	1,678,125	—	—
Welfare Benefits(4)	—	34,690	—	—
Outplacement Services(5)	—	12,000	—	—
Acceleration of Equity Awards(6)	—	3,053,234	—	—
Gross-up Payment	—	2,795,380	—	—

Total	$3,106,928	$9,305,248	$53,694	$53,694

Kristen M. Schmidt
Accrued Vacation(1)	$30,221	$30,221	$30,221	$30,221
2003 Long-Term Incentives Plan	294,299	—	—	—
Change of Control Agreement
Multiplied Salary(2)	—	380,460	—	—
Multiplied Annual Bonus(3)	—	148,379	—	—
Welfare Benefits(4)	—	30,382	—	—
Outplacement Services(5)	—	12,000	—	—
Acceleration of Equity Awards(6)	—	294,299	—	—
Gross-up Payment	—	—	—	—

Total	$324,520	$895,741	$30,221	$30,221

Thomas J. Medrek
Accrued Vacation(1)	$42,214	$42,214	$42,214	$42,214
2003 Long-Term Incentives Plan	514,456	—	—	—
Change of Control Agreement
Multiplied Salary(2)	—	705,510	—	—
Multiplied Annual Bonus(3)	—	388,031	—	—

Name	Death	Qualified Termination in Connection with a Change of Control	Termination for Reason Other than Personal Performance	Termination for Any Other Reason
Welfare Benefits(4)	—	34,108	—	—
Outplacement Services(5)	—	12,000	—	—
Acceleration of Equity Awards(6)	—	514,456	—	—
Gross-up Payment	—	629,295	—	—

Total	$566,670	$2,325,614	$42,214	$42,214

Gerald J. Hamilton
Accrued Vacation(1)	$19,046	$19,046	$19,046	$19,046
2003 Long-Term Incentives Plan	684,903	—	—	—
Change of Control Agreement
Multiplied Salary(2)	—	532,500	—	—
Multiplied Annual Bonus(3)	—	292,875	—	—
Welfare Benefits(4)	—	33,802	—	—
Outplacement Services(5)	—	12,000	—	—
Acceleration of Equity Awards(6)	—	684,903	—	—
Gross-up Payment	—	574,528	—	—

Total	$703,949	$2,149,654	$19,046	$19,046

Najabat H. Bajwa
Accrued Vacation(1)	$34,615	$34,615	$34,615	$34,615
2003 Long-Term Incentives Plan	612,099	—	—	—
Change of Control Agreement
Multiplied Salary(2)	—	554,250	—	—
Multiplied Annual Bonus(3)	—	304,838	—	—
Welfare Benefits(4)	—	26,776	—	—
Outplacement Services(5)	—	12,000	—	—
Acceleration of Equity Awards(6)	—	612,099	—	—
Gross-up Payment	—	636,939	—	—

Total	$646,714	$2,181,517	$34,615	$34,615

(1)	Our named executive officers are entitled to payments for their accrued vacation time regardless of the reason for the termination of their employment. The amounts of these payments vary with respect to each individual officer.
(2)	The multiple used for the salary figure for Mr. Halim as our chief executive officer is three. The multiple used for all other named executive officers is two. The salary figure is based on the named executive officer’s base annual salary as of the end of fiscal year 2011.
(3)	The multiple used for the annual bonus figure for Mr. Halim as our chief executive officer is three. The multiple used for all other named executive officers is two. The annual bonus amount used is based on individual target incentive amounts for each named executive officer as established by the compensation committee for fiscal year 2011.
(4)	Welfare benefits include the following benefits (based on annual value):

Name	Medical	Dental	Vision	Basic Life and AD&D	Long-Term Disability
Mr. Halim	$14,526	$1,619	$153	$822	$225
Ms. Schmidt	12,916	1,619	153	278	225
Mr. Medrek	14,526	1,619	153	531	225
Mr. Hamilton	14,526	1,619	138	393	225
Mr. Bajwa	11,404	1,619	119	408	150

(5)	The value of outplacement services is estimated based on industry standards.
(6)	The value of accelerated option awards is calculated by multiplying the number of outstanding but unvested options by the difference between the exercise price of the option and $5.20, the closing price of our common stock on the last business day of fiscal year 2011. The value of accelerated restricted stock awards is calculated by multiplying the number of outstanding but unvested shares of restricted stock by $5.20, the closing price of our common stock on the last business day of fiscal year 2011.

Plan and Agreement Affecting Potential Payments upon Termination or Change-in-Control

2003 Long-Term Incentives Plan

Under the terms of our 2003 long-term incentives plan, the estate or beneficiaries of a deceased employee are entitled to exercise all outstanding options for up to three years following the employee’s death. The estate or beneficiaries may exercise these options regardless of whether the options had vested prior to the employee’s death. Any unvested shares of restricted stock held by a deceased employee are deemed to have been earned upon death. The table accounts for this benefit by multiplying the number of outstanding but unvested options by the difference between the exercise price of the option and $5.20, the closing price of our common stock on the last business day of fiscal year 2011. An employee terminated for reasons other than cause or death may exercise only the options vested and exercisable as of the termination date for a period of three months following termination. An employee terminated for cause forfeits all options. The table accounts for this benefit by multiplying the number of outstanding but unvested shares of restricted stock by $5.20, the closing price of our common stock on the last business day of fiscal year 2011. No other financial benefit from restricted stock awards is derived upon termination of employment for reasons other than death.

The acceleration of outstanding but unvested equity awards in the event of a change of control is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Change of Control Agreements.”

Change of Control Agreement

Each of our named executive officers has entered into our standard change of control agreement, which provides under certain circumstances for payments upon termination of employment in connection with a change of control of our company. Additional information regarding the change of control agreements is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Change of Control Agreements.”

Director Compensation (2011)

The following table sets forth the compensation earned for services performed for us as a director by each member of the board, other than any director who is also a named executive officer, during fiscal year 2011.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Dwight W. Decker	$105,000	$41,550	$26,000	$172,550
Robert J. Conrad	65,000	41,550	26,000	132,550
Michael T. Hayashi	81,250	41,550	26,000	148,800
Ming Louie	70,000	41,550	26,000	137,550
Thomas A. Madden	82,500	41,550	26,000	150,050
Jerre L. Stead	73,750	41,550	26,000	141,300

(1)	Mr. Halim serves as a member of the board and also as our chief executive officer. Mr. Halim did not receive any compensation for serving as a member of the board, but is compensated for serving as our chief executive officer.

(2)	Represents the amount of cash compensation earned during fiscal year 2011 for service on the board and committees of the board, as applicable. For more information on how the directors were compensated, please see the explanation set forth below.

(3)	These amounts reflect the grant date fair value calculated in accordance with ASC 718 on the basis of the fair market value of the underlying awards on the respective grant dates and without any adjustment for estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 11, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended September 30, 2011, included in our annual report on Form 10-K filed with the SEC on November 18, 2011. On April 5, 2011, we awarded each of our non-employee directors 5,000 restricted stock units. These awards were granted pursuant to our directors stock plan.

As of the end of fiscal year 2011, each of the following directors held awards of restricted stock in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Name	Aggregate Number of Shares of Restricted Stock (#)
Dwight W. Decker	5,000
Robert J. Conrad	—
Michael T. Hayashi	5,000
Ming Louie	5,000
Thomas A. Madden	5,000
Jerre L. Stead	5,000

As of the end of fiscal year 2011, each of the following directors held awards of restricted stock units in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Name	Aggregate Number of Restricted Stock Units (#)
Dwight W. Decker	14,000
Robert J. Conrad	5,000
Michael T. Hayashi	14,000
Ming Louie	14,000
Thomas A. Madden	14,000
Jerre L. Stead	14,000

(4)	These amounts reflect the grant date fair value calculated in accordance with ASC 718 on the basis of the fair market value of the underlying awards on the respective grant dates and without any adjustment for estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 11, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended September 30, 2011, included in our annual report on Form 10-K filed with the SEC on November 18, 2011. On April 5, 2011, we awarded each of the following non-employee directors options to acquire 5,000 shares of our common stock pursuant to our directors stock plan: Messrs. Decker, Conrad, Hayashi, Louie, Madden and Stead.

As of the end of fiscal year 2011, each of the following directors held awards of stock options to purchase shares of our common stock in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Name	Aggregate Number of Stock Options (#)
Dwight W. Decker	143,870
Robert J. Conrad	13,000
Michael T. Hayashi	33,000
Ming Louie	41,000
Thomas A. Madden	41,000
Jerre L. Stead	51,009

How are directors compensated?

For board participation during fiscal year 2011, we paid each of our non-employee directors an annual base compensation of $30,000 and we paid our non-employee chairman of the board an additional $50,000 for his services as chairman. During fiscal year 2011, each non-employee director also received committee participation compensation equal to $5,000 annually for service on the compensation committee ($15,000 if serving as chairman of such committee), $5,000 annually for service on the governance committee ($15,000 if serving as chairman of such committee) and $7,500 annually for service on the audit committee ($20,000 if serving as chairman of such committee). Each non-employee director received $1,250 per meeting for each board and committee meeting attended in person or by telephone. Directors who are our employees are not paid any additional compensation for their service on the board.

The board may, from time to time, appoint additional standing or ad hoc committees, and may compensate directors who serve on them differently than we currently compensate members of our standing committees. We reimburse each of our directors for reasonable out-of-pocket expenses that they incur in connection with their service on the board.

Our non-employee directors are eligible to participate in our directors stock plan, which is administered by the compensation committee under authority delegated by the board. The directors stock plan provides that upon initial election to the board, each non-employee director is granted an option to purchase 8,000 shares of our common stock at an exercise price per share equal to its fair market value on the date of grant. The options become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date the options are granted. In addition, each non-employee director is granted an option to purchase 5,000 shares of our common stock following each annual meeting of stockholders.

Our directors stock plan also provides that, following each annual meeting of stockholders, each non-employee director is granted restricted stock units in an amount equal to the lesser of: (i) 5,000 restricted stock units; or (ii) the number of restricted stock units (rounded to nearest whole unit) equal to $45,000 divided by the closing price of our common stock on the date of grant. One share of our common stock is issuable upon settlement for each restricted stock unit awarded. Other than the right to receive dividends, the recipients of restricted stock units will not have the rights of a stockholder, such as the right to vote, until the restricted stock units are settled by the issuance of shares of our common stock. The restricted stock units will not be settled for shares of our common stock until ten days after: (i) the recipient retires from the board after attaining age 55 and completing at least five years of service as a director; or (ii) the recipient resigns from the board or ceases to be a director by reason of antitrust laws, compliance with our conflict of interest policies, death, disability or other circumstances, and the board has not determined (prior to the expiration of such ten day period) that such resignation or cessation of service as a director is adverse to the best interests of our company. In addition to the annual equity grants, each director has the option to receive all or a portion of cash compensation due in the form of shares of our common stock or restricted stock units valued at the closing price of our common stock on the date each payment would otherwise be made.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of fiscal year 2011 about shares of our common stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our 2003 long-term incentives plan, 2003 stock option plan and directors stock plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
2003 long-term incentives plan(1)	2,082,697	$5.88	1,650,296
2003 stock option plan	183,843	11.00	—
Directors stock plan(2)	309,000	12.72	84,371
Equity compensation plans not approved by stockholders(3)	87,000	7.75	—

Total(4)	2,662,540	6.93	1,734,667

(1)	As of the end of fiscal year 2011, under our 2003 long-term incentives plan, there were awards of: (i) 1,740,277 shares of restricted stock outstanding; and (ii) 190,000 shares of unrestricted performance stock outstanding.

(2)	As of the end of fiscal year 2011, under our directors stock plan, there were awards of 25,000 shares of restricted stock outstanding. The weighted-average exercise price set forth above excludes 75,000 restricted stock units, which are exercisable for no consideration.

(3)	The securities set forth above relate to inducement grants made pursuant to NASDAQ Listing Rule 5635(c)(4) to Ms. Garcia and three non-executive officers. Ms. Garcia’s inducement grant consists of 30,000 stock options, which vest as to 25% of the underlying award on each of the first four anniversaries of the grant date (June 25, 2010), and which have an exercise price of $8.28 per share. The inducement grants made to the three non-executive officers consist of a total of 57,000 stock options.

As of the end of fiscal year 2011, under equity compensation plans not approved by stockholders, there were awards of 25,125 shares of restricted stock outstanding, including 11,250 shares of restricted stock outstanding for Ms. Garcia and 13,875 shares held by three non-executive officers.

(4)	As of the end of fiscal year 2011, under all plans combined, there were awards of: (i) 1,790,402 shares of restricted stock outstanding; and (ii) 190,000 shares of unrestricted performance stock outstanding. The weighted-average exercise price set forth above excludes 75,000 restricted stock units, which are exercisable for no consideration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements

We have entered into change of control agreements with each of our current executive officers. The change of control agreements provide for certain payments upon a qualified termination in connection with a change of control. Additional information regarding the change of control agreements is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Change of Control Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that we will indemnify the director or executive officer, to the fullest extent permitted by the Delaware General Corporation Law, against any and all expenses and liabilities reasonably incurred or suffered by such person in connection with a proceeding.

Severance Agreements

On May 21, 2011, we entered into a confidential severance and general release agreement with Anil S. Mankar in connection with his resignation as our senior vice president, VLSI engineering. The material terms of the agreement provide that we will: (i) pay Mr. Mankar severance at a rate of $2,372.60 (equal to one half of his then existing salary rate) per week beginning May 21, 2011 and ending November 24, 2011; (ii) continue paying Mr. Mankar’s medical, dental and vision insurance, executive physical and health and airline club memberships until November 24, 2011; and (iii) provide Mr. Mankar with outplacement assistance until November 21, 2011. The agreement also provides that during the period beginning on May 21, 2011 and ending November 24, 2011, all of Mr. Mankar’s unvested stock options and restricted stock awards will continue to vest and after which time all unvested stock options and restricted stock awards will expire. Any vested stock options as of November 24, 2011, will be exercisable for the period of time specified in the terms of the applicable stock option award agreement and will expire and will not be exercisable at the end of such period if they have not been exercised. The agreement also contains: (i) Mr. Mankar’s release of all claims against us; (ii) a promise not to solicit our employees for a period ending November 24, 2012; and (iii) a promise not to perform services for a division or unit of certain competitor companies as specifically set forth in the agreement for a period ending November 24, 2011. The total approximate dollar value of Mr. Mankar’s interest in the agreement is $121,516.

On August 13, 2010, we entered into a confidential severance and general release agreement with Ron Cates in connection with his resignation as our senior vice president and general manager, wide area networking. The material terms of the agreement provide that we will: (i) pay Mr. Cates severance at a rate of $2,650.00 (equal to one half of his then existing salary rate) per week beginning August 14, 2010 and ending August 12, 2011; (ii) continue paying Mr. Cates’ medical, dental and vision insurance, executive physical and health and airline club memberships until October 7, 2011; and (iii) provide Mr. Cates with outplacement assistance until February 13, 2011. The agreement also provides that Mr. Cates will be placed on unpaid leave from August 13, 2011 through October 7, 2011, during which time all unvested stock options and restricted stock awards will continue to vest and after which time all unvested stock options and restricted stock awards will expire. Any vested stock options as of October 7, 2011, will be exercisable for the period of time specified in the terms of the applicable stock option award agreement and will expire and will not be exercisable at the end of such period if they have not been exercised. The agreement also contains: (i) Mr. Cates’ release of all claims against us; (ii) a promise not to solicit our employees for a period ending October 7, 2012; and (iii) a promise not to perform services for a division or unit of certain competitor companies as specifically set forth in the agreement for a period ending October 7, 2011. The total approximate dollar value of Mr. Cates’ interest in the agreement is $266,385.

On August 21, 2009, we entered into a severance and general release agreement with Thomas O. Morton in connection with his resignation as our senior vice president, human resources. The material terms of the agreement provide that we will: (i) pay Mr. Morton severance at a rate of $4,230.769 (equal to his then existing salary rate) per week beginning August 22, 2009 and ending August 21, 2010; (ii) continue paying Mr. Morton’s medical, dental, vision, life insurance, executive physical, health and airline club memberships and financial counseling benefits until August 21, 2011; and (iii) provide Mr. Morton with outplacement assistance. The agreement also provides that Mr. Morton will be placed on unpaid leave from August 21, 2010 through August 21, 2011, during which time all unvested stock options and restricted stock awards will continue to vest and after which time all unvested stock options and restricted stock awards will expire. Any vested stock options as of August 21, 2011, will be exercisable for the period of time specified in the terms of the applicable stock option award agreement and will expire and will not be exercisable at the end of such period if they have not been exercised. The agreement also contains: (i) Mr. Morton’s release of all claims against us; and (ii) a promise not to solicit our employees for a period ending August 20, 2012. The total approximate dollar value of Mr. Morton’s interest in the agreement is $359,282.

Spin-off from Conexant

Warrant

In June 2003, Conexant completed the distribution to Conexant stockholders of all outstanding shares of our common stock. In connection with the spin-off, we issued to Conexant a warrant to purchase 6 million shares of our common stock at a price of $17.04 per share, exercisable for a period beginning one year and ending 10 years after the spin-off. Pursuant to a registration rights agreement between us and Conexant, we have registered with the SEC the sale or resale of the warrants and the underlying shares of our common stock. In conjunction with the equity offering we completed in the fourth quarter of fiscal year 2009, the warrant was adjusted to represent the right to purchase approximately 6.1 million shares of our common stock at a price of $16.74 per share.

Common Directors

Mr. Stead served as a director of Conexant until April 2011 and Mr. Decker served as a director of Conexant until May 2010.

Other Agreements

In connection with the spin-off, we entered into the following agreements with Conexant: (i) sublease agreement; (ii) transition services agreement relating to services to be provided by Conexant to us and by us to Conexant following the spin-off; (iii) patent license agreement relating to the allocation of certain rights relating to certain patents distributed to us in connection with the spin-off; (iv) distribution agreement regarding the transfer from Conexant to us of the assets and liabilities of Conexant’s Internet infrastructure business; (v) tax allocation agreement regarding the allocation of liabilities and obligations with respect to taxes; and (vi) employee matters agreement regarding employee benefit plans and compensation arrangements. During fiscal year 2011, no payments were made pursuant to these agreements.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the audit committee charter, which can be found at www.mindspeed.com, the audit committee is responsible for the review and approval of related person transactions, unless the transaction is approved by another independent body of the board. A related person is a director, executive officer, nominee for director or certain stockholders of our company since the beginning of the last fiscal year and their respective immediate family members. A related person transaction is a transaction involving: (i) our company and any related person when the amount involved exceeds the lesser of (A) $120,000 and (B) 1% of the average of our total assets at year end for the last two completed fiscal years; and (ii) the related person has a material direct or indirect interest. For fiscal years 2010 and 2011, the average of 1% of our total assets at fiscal year end was approximately $1,096,475. In determining whether to approve a proposed related party transaction, the audit committee generally considers whether the proposed transaction is fair and in the best interests of our company, based on a review of the relevant facts and circumstances, including, without limitation: (i) whether the proposed transaction is on terms no less favorable to our company than terms that could have been reached with an unrelated third party; (ii) the purpose, and the potential benefits to our company, of the transaction; (iii) the related person's interest in the proposed transaction; and (iv) the approximate dollar value involved in the proposed transaction.

We identify transactions for review and approval through our code of business conduct and ethics, which can be found at www.mindspeed.com. This code requires our employees to disclose any potential or actual conflicts of interest to our legal department or our human resources department. Directors must disclose potential or actual conflicts of interests to the chairman of the board, audit committee or compensation committee. This disclosure also applies to potential conflicts involving immediate family members of our employees and directors. Each year, we require our directors and executive officers to complete a questionnaire intended to identify any transactions or potential transactions that must be reported according to SEC rules and regulations. This questionnaire also requires our directors and executive officers to promptly notify us of any changes during the course of the year.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Audit Committee Report which follow do not constitute soliciting material and shall not be deemed filed or incorporated by reference into any such filings, except to the extent that we specifically incorporate any such information into any such future filings.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the board of directors that it be included in the annual report on Form 10-K for the fiscal year ended September 30, 2011 and in the proxy statement.

Compensation and Management Development Committee

Jerre L. Stead, Chairman

Robert J. Conrad

Michael T. Hayashi

AUDIT COMMITTEE REPORT

The audit committee has furnished the following report on audit committee matters:

The audit committee assists the board in overseeing the accounting and financial reporting processes of the company and the audits of the financial statements of the company. The audit committee operates in accordance with a written charter which was adopted by the board; a copy of which is available on the company’s website at www.mindspeed.com. Management is responsible for the preparation, presentation and integrity of the company’s financial statements. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of the company’s internal control over financial reporting. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, we met and held discussions throughout the year with management and Deloitte & Touche regarding the company’s financial statements, including the company’s audited financial statements.

Management and Deloitte & Touche represented to us that the company’s 2011 financial statements present fairly, in all material respects, the company’s financial position and its results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America. We also discussed with Deloitte & Touche matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the audit committee concerning independence, and have discussed with Deloitte & Touche its independence.

We discussed with the company’s internal auditors and Deloitte & Touche the overall scope and plans for their respective audits. We met with the internal auditors and Deloitte & Touche to discuss the results of their examinations, the evaluations of the company’s internal controls, disclosure controls and procedures and the overall quality and integrity of the company’s financial reporting.

Based on the reviews and discussions referred to above, we have recommended to the board that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2011, and retained Deloitte & Touche as the independent registered public accounting firm for the fiscal year ending September 28, 2012.

Audit Committee

Thomas A. Madden, Chairman

Michael T. Hayashi

Ming Louie

PRINCIPAL ACCOUNTING FEES AND SERVICES

The table below sets forth the aggregate fees billed by Deloitte & Touche LLP for professional services for fiscal year 2011 and fiscal year 2010.

Type of Fees	2011	2010
Audit fees(1)	$582,240	$650,794
Audit-related fees	—	—
Tax fees(2)	14,664	31,948
All other fees	—	—

Total	$596,904	$682,742

(1)	Audit fees consisted of fees for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements, services normally provided in connection with statutory and regulatory filings and audit of our internal control over financial reporting and attestation of management’s report on the effectiveness of internal control over financial reporting.

(2)	Tax fees consisted of fees for professional services rendered for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The audit committee’s audit and non-audit services pre-approval policy provides for pre-approval of audit, audit-related, tax and all other services specifically described by the audit committee and that individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy delegates to the chairman of the audit committee the authority to pre-approve non-audit services permitted by the Sarbanes-Oxley Act of 2002 up to a maximum for any one non-audit service of $75,000, provided that the chairman will report any decisions to pre-approve such non-audit services to the full audit committee at its next regular meeting. All tax fees for fiscal years 2011 and 2010 were pre-approved. There were no audit-related fees or other fees for fiscal years 2011 and 2010.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Did all directors, executive officers and beneficial owners of more than ten percent of our common stock comply with Section 16(a) reporting requirements?

Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that each of our directors and executive officers complied during fiscal year 2011 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except for one occasion in which Jing Cao, one of our executive officers, failed to file a Form 4 on a timely basis relating to one transaction. Based solely upon a review of filings with the SEC, we believe that each beneficial owner of more than 10% of our common stock complied during fiscal year 2011 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. No beneficial owner of more than 10% of our common stock filed a Form 5 with respect to fiscal year 2011.

Stockholder Proposals

How may stockholders make proposals or director nominations for the 2013 annual meeting?

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the 2013 annual meeting may do so by submitting the proposal in writing to Mindspeed Technologies, Inc., 4000

MacArthur Boulevard, East Tower, Newport Beach, California 92660, Attention: Secretary. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than August 23, 2012 and must comply with all applicable SEC requirements. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Our bylaws also establish an advance notice procedure with regard to nominations of persons for election to the board and stockholder proposals to be brought before an annual meeting. Stockholder proposals and nominations may not be brought before the 2013 annual meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our bylaws, and the stockholder’s submission is received by us no earlier than the close of business on October 3, 2012, and no later than November 2, 2012. However, if the date of our 2013 annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2012 annual meeting, this information must be delivered not earlier than the close of business on the 120th day prior to the 2013 annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of the 2013 annual meeting. Proposals or nominations not meeting these requirements will not be entertained at the 2013 annual meeting. Stockholders recommending candidates for consideration by the governance committee must provide the candidate’s name, age, biographical data, qualifications and a description of any arrangement or understanding between such candidate and any other person pursuant to which such candidate was selected as a nominee. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. A copy of the full text of these bylaw provisions may be obtained on our website at www.mindspeed.com or by writing to our secretary at the address above.

Proxy Solicitation Costs and Potential Savings

Who pays for the proxy solicitation costs?

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to stockholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names, which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. One or more of telephone, email, facsimile or personal solicitation by our directors, officers or regular employees may supplement solicitation of proxies by mail. No additional compensation will be paid for such services. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if engaged, are not expected to be material.

What is “householding” of proxy materials and can it save the company money?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our secretary at the address above or by calling (949) 579-3111.

Annual Report to Stockholders and Financial Statements

How will I receive the annual report?

The SEC has adopted rules permitting companies to provide its stockholders with proxy materials electronically by posting the proxy materials on the Internet and providing its stockholders with a notice of availability. Pursuant to these rules, we are mailing a notice of Internet availability of proxy materials to stockholders of record and beneficial owners of our common stock as of the record date. The notice contains instructions on how to access and view the notice of the annual meeting, our chief executive officer’s letter to stockholders, this proxy statement and our 2011 annual report to stockholders electronically via the Internet. Unless we mailed you this proxy statement, you will not receive a printed copy of these materials unless you request a printed copy by following the instructions contained in the notice. The notice also instructs you on how you may submit your vote by telephone or via the Internet.

We will furnish our 2011 annual report on Form 10-K, including the financial statements and financial schedules, free of charge upon written request. The exhibits to the 2011 annual report to stockholders not included in the proxy materials are available electronically at www.sec.gov. We will furnish desired exhibits upon written request and payment of a fee of 10 cents per page covering our duplication costs. Written requests should be directed to our secretary at the address above. This proxy statement and our 2011 annual report on Form 10-K are available at http://investors.mindspeed.com/proxy. Our 2011 annual report on Form 10-K (including exhibits thereto) is also available on our website at www.mindspeed.com.

Code of Ethics

Does the company have a code of ethics and how may I obtain a copy?

We have adopted a code of ethics entitled “Code of Business Conduct and Ethics,” that applies to all employees, including our executive officers and directors. A copy of the code of ethics is posted on our website at www.mindspeed.com. In addition, we will provide to any person without charge a copy of the code upon written request to our secretary at the address listed on the cover of this annual report on Form 10-K. We intend to disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website within four business days following the date of such amendment or waivers.

Other Business

Will there be any other business conducted at the annual meeting?

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the meeting for action by stockholders, proxies will be voted as deemed advisable by the proxy holders.

PROPOSAL 1 — ELECTION OF DIRECTORS

As discussed above under the caption “Board of Directors — Election of Directors,” the board has nominated Messrs. Decker and Halim for election to the board, each for a three year term expiring at our annual meeting in 2015. If any such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the annual meeting, the proxies may be voted either for a substitute nominee designated by the proxy holders or by the board to fill such vacancy. The board has no reason to believe that any nominee will be unwilling or unable to serve if elected as a director.

Recommendation of the Board of Directors

The board recommends that stockholders vote “FOR” approval of proposal 1 — the election of Messrs. Decker and Halim as our directors, each for a term expiring at our annual meeting in 2015.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012. Services provided to our company and its subsidiaries by Deloitte & Touche in fiscal years 2011 and 2010 are described above under the caption “Principal Accounting Fees and Services.” Additional information regarding our independent registered public accounting firm is provided in the report of the audit committee above. Representatives of Deloitte & Touche will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Recommendation of the Board of Directors

The board recommends that stockholders vote “FOR” approval of proposal 2 — the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the audit committee and the board, but not resubmitted for approval by our stockholders. Even if the appointment is ratified, the audit committee, in its sole discretion, may select a different independent registered public accounting firm if it determines that such a change would be in our best interests and the best interests of our stockholders.

PROPOSAL 3 — APPROVAL OF AN AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

General

We are seeking stockholder approval of an amended and restated employee stock purchase plan, which increases the number of authorized shares for issuance under the plan from 500,000 to 1,300,000. The purpose of the plan is to provide eligible employees with the opportunity to purchase shares of our common stock through payroll deductions at a discount from the then current market price. Under the plan, eligible employees may authorize payroll deductions of up to 10% of eligible compensation for the purchase of common stock during each semi-annual purchase period. The plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. The plan was approved by the board in December 2011, subject to the approval of our stockholders.

Approval of this proposal 3 requires that the number of affirmative votes validly cast in favor of this proposal 3 exceeds the number of votes validly cast against this proposal 3. Abstentions and broker non-votes will not be considered as present or voting and as such will have no effect on the vote for this proposal 3.

General Description of our Proposed Amended and Restated Employee Stock Purchase Plan

A general description of the amended and restated employee stock purchase plan is set forth below and is qualified in its entirety by reference to the plan, a copy of which is attached to this proxy statement as Appendix A, and which is incorporated herein by reference.

Administration

The amended and restated employee stock purchase plan may be administered by the board or the compensation committee, and the compensation committee presently serves as the plan administrator. The compensation committee, as plan administrator, has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the plan.

Shares Reserved for Issuance

A total of 1,300,000 shares of common stock are authorized for purchase over the term of the amended and restated employee stock purchase plan, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

Offering Periods

The amended and restated employee stock purchase plan is intended to be implemented by one offering period during each six month period. The plan administrator may alter the duration of future offering periods in advance without stockholder approval. Each participant is granted a separate purchase right to purchase shares of common stock for each offering period in which he or she participates. Purchase rights under the plan are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of common stock obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such offering period.

Eligibility

Each of our employees (or those of our designated parents or subsidiaries) who is regularly expected to work for more than 20 hours per week for more than five months per calendar year is eligible to participate in one or more offering periods. An eligible employee may only join an offering period on the start date of that period and must have been employed since the beginning of the enrollment period preceding that offering period. A designated parent and subsidiary includes those parents and subsidiaries, whether now existing or hereafter organized, which elect, with the approval of the plan administrator, to extend the benefits of the amended and restated employee stock purchase plan to their eligible employees.

As of October 31, 2011, seven executive officers and approximately 250 other employees were expected to be eligible to participate in the amended and restated employee stock purchase plan.

Purchase Provisions

Each participant in the amended and restated employee stock purchase plan may authorize periodic payroll deductions that may not exceed the lesser of: (i) 10% of his or her compensation, which is defined in the plan to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments; and (ii) such amount determined by the plan administrator per offering period. A participant may reduce or increase his or her rate of payroll deductions during an offering period.

On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase of shares of common stock at the purchase price in effect for that period.

Purchase Price

The purchase price per share at which common stock is purchased on the participant’s behalf for each offering period is equal to the lower of: (i) 85% of the fair market value per share of common stock on the date of commencement of such offering period; and (ii) 85% of the fair market value per share of common stock on the last day of such offering period.

Valuation

The fair market value per share of common stock on a given date is the last sale price per share of common stock on the NASDAQ Global Market as of such date. On October 31, 2011, the last sale price per share of common stock on the NASDAQ Global Market was $5.53.

Special Limitations

The amended and restated employee stock purchase plan imposes certain limitations upon a participant’s right to acquire common stock, including the following limitations:

•

no purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of our stock, or that of any of our subsidiaries;

•

no purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year;

•

a participant may purchase no more than the number of shares determined by dividing $12,500 by the fair market value per share of common stock on the date the offering period begins in any one six month offering period; and

•	no more than 250,000 shares of common stock may be purchased in a single offering period, subject to the plan administrator’s authority to change this limitation.

Termination of Purchase Rights

A participant’s purchase right under the amended and restated employee stock purchase plan immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates will be refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period, and his or her accumulated payroll for the offering period in which withdrawal occurs will be refunded.

Assignability

No purchase right under the amended and restated employee stock purchase plan will be assignable or transferable (other than by will or the laws of descent and distribution) and will be exercisable only by the participant.

Corporate Transaction

In the event of a proposed dissolution or liquidation of our company, the amended and restated employee stock purchase plan offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the plan administrator. In the event of a corporate transaction, which includes a proposed sale of all or substantially all of our assets or a merger with or into another corporation during an offering period, all outstanding purchase rights will be assumed by the successor corporation (or a parent or subsidiary thereof), unless the plan administrator determines, in its sole discretion, to shorten the offering period then in effect by setting a new purchase date. If the plan administrator shortens the offering period then in progress by setting a new purchase date, the plan administrator will provide notice to each participant that: (i) his or her purchase right will be automatically exercised on the new purchase date; or (ii) we will pay to him or her, on the new purchase date, cash, cash equivalents or property as determined by the plan administrator that is equal to the difference in the fair market value of the shares of common stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

Changes in Capitalization

In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without receipt of consideration, appropriate adjustments will be made to: (i) the maximum number of securities issuable under the amended and restated employee stock purchase plan, including the maximum number of securities issuable per participant on any one purchase date; and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination

The amended and restated employee stock purchase plan will terminate upon the earlier to occur of: (i) 20 years following the date of its original adoption; and (ii) the date on which all purchase rights are exercised in connection with a corporate transaction.

The plan administrator may, at any time, terminate, amend or restate the amended and restated employee stock purchase plan. To the extent necessary to comply with Section 423 of the Internal Revenue Code (or any successor rule or provision or any other applicable law), we will obtain stockholder approval in such a manner and to such a degree as required.

Amended Plan Benefits

Because the number of shares of common stock issued under the amended and restated employee stock purchase plan depends on the level of participation by its participants, we cannot determine the number of shares that may be awarded in the future to eligible employees. Participation in the plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions or other contributions. Accordingly, future purchases under the plan are not determinable. Non-employee directors are not eligible to participate in the plan. For illustrative purposes, the following table sets forth: (i) the number of shares which have been purchased during the last fiscal year under the plan; and (ii) the weighted average price per share paid for such shares.

Name of Individual or Group	Number of Shares Purchased	Weighted Average Per Share Purchase Price ($)
Kristen M. Schmidt, Vice President, Finance, and Interim Chief Financial Officer	1,704	$5.43
Najabat H. Bajwa, Senior Vice President, High-Performance Analog	3,399	5.37
All executive officers, as a group	9,079	5.38
All employees who are not executive officers, as a group	269,178	5.36

Federal Income Tax Consequences

The amended and restated employee stock purchase plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and we will not be allowed any deductions in connection with the grant or exercise of an outstanding purchase right.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the amended and restated employee stock purchase plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired and within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of: (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares; and (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. We will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of his or her death, the lesser of: (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price; or (ii) 15% of the fair market value of the shares on his or her enrollment date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Recommendation of the Board of Directors

The board recommends a vote “FOR” approval of proposal 3 — approval of an amended and restated employee stock purchase plan.

APPENDIX A

MINDSPEED TECHNOLOGIES, INC.

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Employee Stock Purchase Plan of Mindspeed Technologies, Inc.

1.      Purpose. The purpose of the Plan (as defined below) is to provide Employees (as defined below) of the Company (as defined below) and its Designated Parents (as defined below) or Subsidiaries (as defined below) with an opportunity to purchase Common Stock (as defined below) of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (as defined below) and the applicable regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.      Definitions. As used herein, the following definitions shall apply:

(a)      “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b)      “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c)      “Board” means the Board of Directors of the Company.

(d)      “Code” means the Internal Revenue Code of 1986, as amended.

(e)      “Common Stock” means the common stock of the Company.

(f)      “Company” means Mindspeed Technologies, Inc, a Delaware corporation.

(g)      “Compensation” means an Employee’s base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code. “Compensation” does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(h)      “Corporate Transaction” means any of the following transactions:

(i)      a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)      the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii)      the complete liquidation or dissolution of the Company;

(iv)      any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)      acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(i)      “Designated Parents or Subsidiaries” means the Parents or Subsidiaries, which have been designated by the Administrator from time to time as eligible to participate in the Plan.

(j)      “Effective Date” means the date of the approval of the Plan by the Company’s stockholders. However, should any Parent or Subsidiary become a Designated Parent or Subsidiary after such date, then the Administrator, in its discretion, shall designate a separate Effective Date with respect to the employee-participants of such Designated Parent or Subsidiary.

(k)      “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

(l)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)      “Exercise Date” means the last day of each Purchase Period.

(n)      “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)      If the Common Stock is listed on one or more established stock exchanges, including without limitation, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The Nasdaq Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)      If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)      In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, its Fair Market Value shall be determined by the Administrator in good faith.

(o)      “New Exercise Date” has the meaning set forth in Section 18(b).

(p)      “Offer Period” means an Offer Period established pursuant to Section 4.

(q)      “Offering Date” means the first day of each Offer Period.

(r)      “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s)      “Participant” means an Employee of the Company or Designated Parent or Subsidiary who has enrolled in the Plan as set forth in Section 5(a).

(t)      “Plan” means this Amended and Restated Employee Stock Purchase Plan.

(u)      “Purchase Period” means a period specified as such pursuant to Section 4(b).

(v)      “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

(w)      “Reserves” means, as of any date, the sum of : (1) the number of shares of Common Stock covered by each then outstanding option under the Plan which has not yet been exercised; and (2) the number of shares of Common Stock which have been authorized for issuance under the Plan, but not then subject to an outstanding option.

(x)      “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.      Eligibility.

(a)      General. Subject to the further limitations in Sections 3(b) and 3(c), any individual who is an Employee on a given Offering Date shall be eligible to participate in the Plan for the Offer Period commencing with such Offering Date. No individual who is not an Employee shall be eligible to participate in the Plan.

(b)      Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan: (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder. No more than Two Hundred Fifty Thousand (250,000) shares of Common Stock may be purchased during any Offer Period.

(c)      Other Limits on Eligibility. Notwithstanding Subsection (a), above, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 or fewer hours per week; (ii) Employees whose customary employment is for not more than 5 months in any calendar year; (iii) Employees who have not been employed since the first day of the enrollment period preceding an Offer Period (such enrollment period not to exceed two months); and (iv) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make the participation of such Employees in the Plan violative of other applicable laws.

4.      Offer Periods.

(a)      The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as: (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased; or (ii) the Plan shall have been sooner terminated in accordance with Section 19. The maximum duration of an Offer Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through consecutive Offer Periods of six (6) months’ duration commencing each June 1 and December 1 following the Effective Date.

(b)      A Participant shall be granted a separate option for each Offer Period in which he or she participates. The option shall be granted on the Offering Date and shall be automatically exercised on the last day of the Offer Period. However, with respect to any Offer Period, the Administrator may specify shorter Purchase Periods within an Offer Period, such that the option granted on the Offering Date shall be automatically exercised in successive installments on the last day of each Purchase Period ending within the Offer Period.

(c)      If on the first day of any Purchase Period in an Offer Period in which an Employee is a Participant, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Offering Date of the Offer Period (after taking into account any adjustment during the Offer Period pursuant to Section 18(a)), the Offer Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Offer Period which has its first Purchase Period commencing on that date, provided the Employee is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

(d)      Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5.      Participation.

(a)      An eligible Employee may become a Participant in the Plan by submitting an authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) as of a date in advance of the Offering Date for the Offer Period in which such participation will commence, as required by the Administrator for all eligible Employees with respect to a given Offer Period.

(b)      Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Offering Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6.      Payroll Deductions.

(a)      At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Offer Period.

(b)      All payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c)      A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by submitting notice of a change of status (using such form or method (including electronic forms) as the Administrator may designate from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant’s payroll deductions shall be effective as soon as administratively practicable following the date of the request. A Participant’s payroll deduction authorization (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

(d)      Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions shall be decreased to 0%. Payroll deductions shall recommence at the rate provided in such Participant’s payroll deduction authorization, as amended, when permitted under Section 423(b)(8) of the Code and Section 3(b), unless such participation is sooner terminated by the Participant as provided in Section 10.

7.      Grant of Option. On the Offering Date, each Participant shall be granted an option to purchase (at the applicable Purchase Price) shares of Common Stock; provided: (i) that such option shall be subject to the limitations set forth in Sections 3(b), 6 and 12; and (ii) the maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Offer Period shall be the number of shares determined by dividing $12,500 by the Fair Market Value of a share of Common Stock on the Offering Date, subject to adjustment as provided in Section 18. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offer Period with respect to which such option was granted. Notwithstanding the foregoing, shares subject to the option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6. In addition, to the extent an option is not exercised on an Exercise Date, the option shall lapse and thereafter cease to be exercisable.

8.      Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of full shares subject to the option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be returned to the Participant as soon as administratively practicable, without interest. In addition, any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, shall be returned to the Participant and shall not be carried over to the next Offer Period or Purchase Period. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

9.       Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the delivery to such Participant, as soon as administratively practicable, of the shares purchased upon exercise of the Participant’s option. The Company may arrange for delivery of such shares to an account for the benefit of a Participant established with a third party designated by the Company.

10.    Withdrawal; Termination of Employment.

(a)      A Participant may either: (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s option under the Plan; or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s option under the Plan at any time by giving notice to the Company (using such form or method (including electronic forms) as the Administrator may designate from time to time). If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, such Participant’s option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s option on the next Exercise Date (subject to Sections 3(b), 6, 7 and 12), and after such Exercise Date, such Participant’s option for the Offer Period will be automatically terminated and all remaining accumulated payroll deduction amounts shall be returned to the Participant. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant enrolls in such succeeding Offer Period.

(b)      Upon termination of a Participant’s employment relationship (as described in Section 2(k)) prior to the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated without exercise of any portion of such option.

11.    Interest. No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan.

12.    Stock.

(a)      The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be One Million Three Hundred Thousand (1,300,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. With respect to any amendment to increase the total number of shares of Common Stock under the Plan, the Administrator shall have discretion to disallow the purchase of any increased shares of Common Stock for Offer Periods in existence prior to such increase. If the Administrator determines that on a given Exercise Date the number of shares with respect to which options are to be exercised may exceed (x) the number of shares then available for sale under the Plan or (y) the number of shares available for sale under the Plan on the Offering Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Offering Dates or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable, and shall either continue all Offer Periods then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19. Any amount remaining in a Participant’s payroll account following such pro rata allocation shall be returned to the Participant and shall not be carried over to any future Purchase Period or Offer Period, as determined by the Administrator.

(b)      A Participant will have no interest or voting right in shares covered by the Participant’s option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c)      Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

13.    Administration. The Plan shall be administered by the Administrator, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

14.    Designation of Beneficiary.

(a)      Each Participant will file a designation (using such form or method (including electronic forms) as the Administrator may designate from time to time) of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)      Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

15.    Transferability. No payroll deductions credited to a Participant’s account, options granted hereunder, or any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16.      Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants. All payroll deductions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants shall have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

17.    Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)      Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment may be proportionately adjusted for: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

(b)      Corporate Transactions. In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that either:

(i)      the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

(ii)      the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (x) the Fair Market Value of the shares subject to the option over (y) the Purchase Price due had the Participant’s option been exercised automatically under Subsection (b)(i) above. In addition, all remaining accumulated payroll deduction amounts shall be returned to the Participant.

(c)      For purposes of Section 18(b), an option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

19.    Amendment or Termination.

(a)      The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can adversely affect options previously granted, provided that the Plan or any one or more Offer Periods may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or any Purchase Period then in progress if the Administrator determines that the termination of the Plan or such one or more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b)      Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish or change Plan or per Participant limits on share purchases, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

20.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21.    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no options shall be exercised or shares issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 23.

22.    Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

23.    Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

24.    No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

25.    No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

26.    Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

27.    Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

28.    Dispute Resolution. The provisions of this Section 28 shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Central District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Orange) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

MINDSPEED TECHNOLOGIES, INC. 4000 MACARTHUR BOULEVARD, EAST TOWER NEWPORT BEACH, CA 92660

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M39538-P18410	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MINDSPEED TECHNOLOGIES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below.
The Board of Directors recommends that you vote FOR the following Directors: Vote on Directors 1. Election of Directors Nominees: 01) Dwight W. Decker 02) Raouf Y. Halim	☐	☐	☐

Vote on Proposals The Board of Directors recommends that you vote FOR the following proposals:	For	Against	Abstain

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

3. APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR each of the nominees listed in proposal (1) above, FOR proposals (2) and (3) above and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting or at any adjournments thereof. If any nominee listed in proposal (1) declines or is unable to serve as a director, then the persons named as proxies shall have full discretion to vote for any other person designated by the Board of Directors.

(Your signature(s) should conform to your name(s) as printed hereon.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Bring this admission ticket with you to the meeting on January 31, 2012. Do not mail.

This admission ticket admits you to the meeting. You will not be let into the meeting without an admission ticket or other proof of stock ownership as of December 5, 2011, the record date.

ADMISSION TICKET

MINDSPEED TECHNOLOGIES, INC.

2012 Annual Meeting of Stockholders

January 31, 2012

2:00 p.m. Pacific Time

Mindspeed Technologies, Inc. Headquarters

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660

NOTE: Seating at the Annual Stockholders’ Meeting will be limited.

Therefore, request or receipt of an Admission Ticket does not guarantee the availability of a seat.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 31, 2012: The proxy statement and 2011 annual report to stockholders are available at www.proxyvote.com.

M39539-P18410

MINDSPEED TECHNOLOGIES, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raouf Y. Halim and Stephen N. Ananias, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Mindspeed Technologies, Inc. common stock, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2012 Annual Meeting of Stockholders of Mindspeed Technologies, Inc. to be held on January 31, 2012, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

(Continued and to be signed on the reverse side)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD